PROSPECTUS SUPPLEMENT

(To Prospectus dated June 24, 2005)

Consider carefully the risk factors beginning on page S-10 in this prospectus supplement and on page 4 in the prospectus.

The notes represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, LaSalle Bank National Association, Citibank, N.A., Wilmington Trust Company, Assured Guaranty Corp. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.

$337,328,000

(Approximate)

SACO I Trust 2005-GP1

Issuer

Mortgage-Backed Notes, Series 2005-GP1

LaSalle Bank National Association

Master Servicer

Bear Stearns Asset Backed Securities I LLC

Depositor

________________

The issuer is offering the following classes of notes pursuant to this prospectus supplement and the accompanying prospectus:

Class	Original Note Principal Balance	Note Interest Rate	Class	Original Note Principal Balance	Note Interest Rate
Class A-1	$ 268,323,000	(1)(2)(3)	Class M-1	$ 57,778,000	(1)(2)(3)
Class A-2	$ 5,000,000	(1)(2)(3)	Class M-2	$ 3,632,000	(1)(2)(3)
			Class B-1	$ 2,595,000	(1)(2)(3)

(1)	The note interest rates on these classes of notes are adjustable or variable rates as described under “Summary—Description of the Notes—Note Interest Rates” in this prospectus supplement.
(2)	Subject to a cap as described in this prospectus supplement.
(3)	Subject to a step-up if the optional termination right is not exercised.

The notes represent obligations of a trust, the assets of which consist of adjustable-rate, first- and second-lien home equity lines of credit.

Credit enhancement will be provided by:

•	excess spread;
•	overcollateralization;
•	subordination provided to some classes of notes by other classes of notes as described in this prospectus supplement; and
•	a financial guaranty insurance policy issued by Assured Guaranty Corp. for the benefit of the Class A-1 Notes and the Class M-1 Notes only.

[Assured Guaranty Corp. Logo]

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the notes listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about September 9, 2005.

Bear, Stearns & Co. Inc.

The date of the prospectus supplement is August 31, 2005

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

SUMMARY

RISK FACTORS

THE MORTGAGE POOL

MASTER SERVICING AND SERVICING OF HELOCS

DESCRIPTION OF THE NOTES

INDENTURE

THE POLICY

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

USE OF PROCEEDS

FEDERAL INCOME TAX CONSEQUENCES

STATE AND OTHER TAXES

ERISA CONSIDERATIONS

METHOD OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

RATINGS

LEGAL INVESTMENT

INDEX OF DEFINED TERMS

ANNEX I

PROSPECTUS

RISK FACTORS

DESCRIPTION OF THE SECURITIES

THE TRUST FUNDS

CREDIT ENHANCEMENT

SERVICING OF LOANS

THE AGREEMENTS

MATERIAL LEGAL ASPECTS OF THE LOANS

THE DEPOSITOR

USE OF PROCEEDS

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

PENALTY AVOIDANCE

REPORTABLE TRANSACTION

STATE AND LOCAL TAX CONSIDERATIONS

ERISA CONSIDERATIONS

LEGAL MATTERS

FINANCIAL INFORMATION

AVAILABLE INFORMATION

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

RATINGS

LEGAL INVESTMENT CONSIDERATIONS

PLAN OF DISTRIBUTION

GLOSSARY OF TERMS

Important Notice About Information Presented In This

Prospectus Supplement And The Accompanying Prospectus

We describe the notes in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (b) this prospectus supplement, which describes the specific terms of your notes. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this prospectus supplement or “Glossary of Terms” beginning on page 131 of the prospectus.

SUMMARY

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the notes, you should read this entire document and the accompanying prospectus carefully.

•

Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

Trust

The depositor will establish a trust with respect to the Mortgage-Backed Notes, Series 2005-GP1, pursuant to a trust agreement, dated as of August 29, 2005, between the depositor and the owner trustee, as amended by the amended and restated trust agreement dated as of September 9, 2005, among the depositor, the owner trustee and the securities administrator. On the closing date, pursuant to an indenture, among the issuer, the indenture trustee and the securities administrator, SACO I Trust 2005-GP1 will issue eight classes of notes, five of which are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the notes will consist of a pool of adjustable-rate, first- and second-lien home equity lines of credit, or HELOCs.

The trust will also include a financial guaranty insurance policy provided by Assured Guaranty Corp., which will guarantee certain payments on the Class A-1 Notes and Class M-1 Notes.

Originator

GreenPoint Mortgage Funding, Inc., a New York corporation.

Servicer

GMAC Mortgage Corporation, a Pennsylvania corporation.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Seller

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and the underwriter.

Master Servicer and Securities Administrator

LaSalle Bank National Association, a national banking association organized under the laws of the United States.

Indenture Trustee

Citibank, N.A., a national banking association organized under the laws of the United States.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation acting not in its individual capacity, but solely as owner trustee under the trust agreement.

Indenture

The indenture among the issuer, the indenture trustee and the securities administrator, under which the trust will issue the notes.

Note Insurer

With respect to the Class A-1 Notes and Class M-1 Notes, Assured Guaranty Corp., a Maryland domiciled insurance company.

Cut-off Date

The close of business on August 23, 2005.

Closing Date

On or about September 9, 2005.

HELOCs

The HELOCs will consist of home equity lines of credit loans made under certain home equity revolving credit loan agreements secured primarily by first- and second-lien mortgages on one- to four-family residential properties with initial five-year or fifteen-year draw periods limited to interest only payments, generally followed by a ten-year amortized repayment period. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

The following table summarizes the approximate characteristics of all of the HELOCs as of the cut-off date:

Number of HELOCs:	6,028
Aggregate principal balance:	$345,978,146.90
Average drawn balance:	$57,395.18
Average credit limit:	$67,816.74
Weighted average credit limit utilization rate:(1)	84.63%
Current weighted average coupon:	8.053%

Weighted average margin:	1.881%
Weighted average seasoning (months):	2
Weighted average remaining term to stated maturity (months):	198
Weighted average remaining draw term to stated maturity (months):	78
Weighted average combined loan-to-value ratio:	88.50%
Weighted average credit score:	716
Lien position (%first/% junior):	0.13%/99.87%

(1) Weighted by credit limit amount.

Description of the Notes

Offered Notes

The trust will issue five classes of notes which are being offered by this prospectus supplement and the accompanying prospectus. The Class A-1, Class A-2, Class M-1, Class M-2 and Class B-1 Notes are the only classes of offered notes.

We sometimes refer to the Class A-1 Notes and Class A-2 Notes as the Class A Notes. We sometimes refer to the Class M-1 Notes and Class M-2 Notes as the Class M Notes.

The last scheduled payment date for the offered notes is the payment date in August 2030.

Other Notes

The trust will issue three additional classes of notes. These notes will be designated as the Class B-2, Class B-3 and Class B-4 Notes and are not being offered by this prospectus supplement. The initial note principal balances of the Class B-2, Class B-3 and Class B-4 Notes will be $3,460,000, $1,730,000 and $1,730,000, respectively.

The Class B-2, Class B-3 and Class B-4 Notes are subordinate to the offered notes.

We sometimes refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Notes as the Class B Notes.

We sometimes refer to the Class A, Class M and Class B Notes as the notes.

We sometimes refer to the Class A Notes as senior notes. We sometimes refer to the Class M Notes and Class B Notes collectively as the subordinated notes.

Certificates

In addition to the notes, the trust will also issue (i) the Class S Certificates, (ii) the Class E Certificates and (iii) the Class R Certificates. None of the certificates are being offered by this prospectus supplement.

Record Date

For each class of offered notes, the business day preceding the applicable payment date so long as such class of notes is in book-entry form; and otherwise the record date shall be the last business day of the month immediately preceding the applicable payment date.

Denominations

For each class of offered notes, $100,000 and multiples of $1.00 in excess thereof, except that one note of each class may be issued in the remainder of the class.

Registration of Offered Notes

The trust will issue the offered notes initially in book-entry form. Persons acquiring interests in the offered notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Notes — Book-Entry Registration” in this prospectus supplement.

Note Interest Rates

The note interest rate for each class of offered notes and the Class B-2 Notes may change from payment date to payment date. On any payment date, the note interest rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class A-1 Notes: One-Month LIBOR plus 0.180% per annum.
•	Class A-2 Notes: One-Month LIBOR plus 0.180% per annum.
•	Class M-1 Notes: One-Month LIBOR plus 0.290% per annum.
•	Class M-2 Notes: One-Month LIBOR plus 1.750% per annum.
•	Class B-1 Notes: One-Month LIBOR plus 3.000% per annum.
•	Class B-2 Notes: One-Month LIBOR plus 3.000% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods shall be determined as described under “Description of the Notes — Calculation of One-Month LIBOR” in this prospectus supplement.

On any payment date, the note interest rate for the offered notes and the Class B-2 Notes will be subject to an interest rate cap, which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the note interest rate for the Class A-1 Notes and Class A-2 Notes, as described above, to 0.360% and 0.360% per annum, respectively, the margin applicable to the note interest rate for the Class M-1 Notes and Class M-2 Notes, as described above, to 0.435% and 2.625% per annum, respectively, and the margin applicable to the note interest rate for the Class B-1 Notes and Class B-2 Notes, as described above, to 4.500% and 4.500% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the offered notes and the Class B-2 Notes is equal to the weighted average of the net mortgage rates of all of the HELOCs adjusted to reflect the related accrual period.

If on any payment date, the note interest rates for the offered notes and the Class B-2 Notes are limited to the interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related notes on the same payment date or future payment dates on a subordinated basis to the extent that on such payment date there are available funds remaining after certain other payments on the notes and the payment of certain fees and expenses of the trust. Any such interest shortfalls with respect to the Class A-1 Notes and Class M-1 Notes will not be covered by the financial guaranty insurance policy.

The Class B-3 Notes and Class B-4 Notes are principal-only notes and are not entitled to payments of interest.

We refer you to “Description of the Notes—Payments on the Notes” in this prospectus supplement.

Payment Dates

The securities administrator will make payments on the notes on the 25th day of each calendar month beginning in September 2005 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make payments on the following business day.

Interest Payments

On each payment date, holders of the offered notes will be entitled to receive:

•	the interest that has accrued on the note principal balance of such note at the related note interest rate during the related accrual period, and
•	any interest due on any prior payment date that was not paid, less
•	interest shortfalls allocated to such notes.

The accrual period for the offered notes and Class B-2 Notes will be the period from and including the preceding payment date (or from the closing date, in the case of the first payment date) to and including the day prior to the current payment date. Calculations of interest on the offered notes and Class B-2 Notes will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

Principal Payments

On each payment date, holders of the offered notes will receive a payment of principal on their notes if there is cash available on that date for the payment of principal. Monthly principal payments will generally include:

•	principal payments on the HELOCs and
•	until a specified overcollateralization level has been reached, interest payments on the HELOCs not needed to pay interest on the notes and monthly fees and expenses.

You should review the priority of payments described under “Description of the Notes — Payments on the Notes” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified notes against shortfalls in payments received on the HELOCs. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior notes and subordinated notes, the trust has increased the likelihood that senior noteholders will receive regular payments of interest and principal.

The Class A Notes will have a payment priority over the Class M Notes and Class B Notes. Among the classes of Class M Notes and Class B Notes,

•	the Class M-1 Notes will have payment priority over the Class M-2, Class B-1, Class B-2, Class B-3 and Class B-4 Notes,
•	the Class M-2 Notes will have payment priority over the Class B-1, Class B-2, Class B-3 and Class B-4 Notes,
•	the Class B-1 Notes will have payment priority over the Class B-2, Class B-3 and Class B-4 Notes,
•	the Class B-2 Notes will have payment priority over the Class B-3 Notes and Class B-4 Notes, and
•	the Class B-3 Notes will have payment priority over the Class B-4 Notes.

Subordination provides the holders of notes having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a HELOC exceeds the amount of proceeds recovered upon the liquidation of that HELOC or if a charge-off occurs with respect to a HELOC.

In general, we accomplish this loss protection with respect to HELOCs by allocating any charge-off amounts first to reduce the amount of excess cashflow, second to reduce the overcollateralization amount, and third, among the notes and certificates, as described in this prospectus supplement.

Excess Spread and Overcollateralization. We expect the HELOCs to generate more interest than is needed to pay interest on the notes and certain trust expenses, because we expect the weighted average net interest rate of the HELOCs to be higher than the weighted average note interest rate on the notes and, as overcollateralization increases, such higher interest rate is paid on a principal balance of HELOCs that is larger than the principal balance of the notes. Interest payments received in respect of the HELOCs in excess of the amount that is needed to pay interest on the notes and trust expenses will be used to reduce the total principal balance of such notes until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Notes — Payments on the Notes” in this prospectus supplement.

Financial Guaranty Insurance Policy. The Class A-1 Notes and Class M-1 Notes only will have the benefit of a financial guaranty insurance policy pursuant to which Assured Guaranty Corp. will unconditionally and irrevocably guarantee certain interest shortfalls and charge-off amounts on each payment date and the principal balance of the Class A-1 Notes and Class M-1 Notes to the extent unpaid on the payment date in August 2030.

Optional Termination

At its option and with the consent of the note insurer if such action would result in a draw on the financial guaranty insurance policy, the majority holder of the Class E Certificates may purchase all of the remaining assets in the trust fund when the sum of the principal balances of the notes has declined to or below 10% of the sum of the original principal balances of the notes. Such a purchase will result in the early retirement of all the notes.

Federal Income Tax Consequences

One or more elections will be made to treat designated portions of the trust (other than the reserve fund) as a real estate mortgage investment conduit for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The offered notes will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to “Legal Investment” in this prospectus supplement and “Legal Investment Considerations” in the prospectus.

ERISA Considerations

The Class A Notes and Class M Notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the notes.

We refer you to “ERISA Considerations” in this prospectus supplement and in the prospectus.

Ratings

The classes of offered notes listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which we refer to as “Standard & Poor’s,” Moody’s Investors Service, Inc., which we refer to as “Moody’s,” and Fitch Ratings, which we refer to as “Fitch.”

Class	Standard & Poor’s Rating	Moody’s Rating	Fitch Rating
A-1	AAA	Aaa	AAA
A-2	AAA	Aaa	AAA
M-1	AAA	Aa1	AAA
M-2	BBB-	Baa3	BBB
B-1	BB+	Ba1	BBB-

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

RISK FACTORS

In addition to the matters described elsewhere in this prospectus supplement and the prospectus, you should carefully consider the following risk factors before deciding to purchase a note.

The subordinated notes have a greater risk of loss than the senior notes

When certain classes of notes provide credit enhancement for other classes of notes, it is sometimes referred to as “subordination”. For purposes of this prospectus supplement, “subordinated classes” means:

•            with respect to the Class A-1 Notes and Class A-2 Notes: the Class M-1, Class M-2, Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•            with respect to the Class M-1 Notes: the Class M-2, Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•            with respect to the Class M-2 Notes: the Class B-1, Class B-2, Class B-3 and Class B-4 Notes;

•            with respect to the Class B-1 Notes: the Class B-2, Class B-3 and Class B-4 Notes;

•            with respect to the Class B-2 Notes: the Class B-3 Notes and Class B-4 Notes; and

•            with respect to the Class B-3 Notes: the Class B-4 Notes.

The subordinated classes will provide credit enhancement for the more senior notes, first, by the right of the holders of the notes to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of charge-off loss amounts to the subordinated classes. This form of credit enhancement uses collections on the HELOCs otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Charge-off loss amounts will be allocated, first, to reduce the amount of excess cashflow, second, to reduce the overcollateralization amount, third, to the Class B Notes, beginning with the Class B-4 Notes, and then to the classes of Class B Notes with the next lowest payment priority, in each case until the principal amount of that class has been reduced to zero, fourth, to the classes of Class M Notes, beginning with the Class M-2 Notes, and then to the Class M-1 Notes, in each case until the principal amount of that class has been reduced to zero, and fifth, to the Class A-1 Notes and Class A-2 Notes, pro rata, until the principal amounts of those classes have been reduced to zero. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the HELOCs would reduce the amount of funds available for payments to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the HELOCs would reduce the amount of funds available for monthly payments to holders of the more senior notes.

You should fully consider the risks of investing in a subordinated note, including the risk that you may not fully recover your initial investment as a result of charge-off loss amounts.

See “Description of the Notes” in this prospectus supplement.

Additional risks associated with the subordinated notes

The weighted average lives of, and the yields to maturity on, the Class M Notes and Class B Notes will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing charge-offs on the HELOCs. If the actual rate and severity of charge-offs on the HELOCs is higher than those assumed by an investor in the notes, the actual yield to maturity of such notes may be lower than the yield anticipated by such holder based on such assumption. The timing of charge-offs on HELOCs will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the HELOCs are consistent with an investor’s expectations. In general, the earlier a charge-off occurs, the greater the effect on an investor’s yield to maturity. Charge-offs on the HELOCs, to the extent they exceed the amount of excess cashflow for the related payment date and the overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of each of the Class B-4, Class B-3, Class B-2, Class B-1, Class M-2 and Class M-1 Notes, in that order. As a result of such reductions, less interest will accrue on such class of subordinated notes (other than the Class B-3 Notes and Class B-4 Notes) than would otherwise be the case. Once a charged-off loss amount is allocated to a subordinated note, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated notes will be entitled to any principal payments until at least September 2008 or during any period in which delinquencies or charge-offs on the HELOCs exceed certain levels. As a result, the weighted average lives of the subordinated notes will be longer than would otherwise be the case if payments of principal were allocated among all of the notes at the same time. As a result of the longer weighted average lives of the subordinated notes, the holders of such notes have a greater risk of suffering a loss on their investments. Further, because such notes might not receive any principal if certain delinquency or loss levels occur, it is possible for such notes to receive no principal payments even if no charge-offs on the HELOCs have occurred.

In addition, the multiple class structure of the subordinated notes causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the HELOCs. Because payments of principal will be made to the holders of such notes according to the priorities described in this prospectus supplement, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the HELOCs experienced both before and after the commencement of principal payments to such classes. The yield to maturity on such classes of notes will also be extremely sensitive to charge-offs due to defaults on the HELOCs and the timing thereof, to the extent such charge-offs are not covered by overcollateralization, excess cashflow, or a class of subordinated notes with a lower payment priority. Furthermore, the timing of receipt of principal and interest (if applicable) by the subordinated notes may be adversely affected by charge-offs even if such classes of notes do not ultimately bear such loss.

Excess interest may be inadequate to cover losses and/or to build overcollateralization

HELOCs are expected to generate more interest than is needed to pay interest on the notes and certain trust fund expenses because we expect the weighted average interest rate on the HELOCs to be higher than the weighted average note interest rate on the Class A, Class M, Class B-1 and Class B-2 Notes. If the HELOCs generate more interest than is needed to pay interest on the Class A, Class M, Class B-1 and Class B-2 Notes and trust fund expenses, we will use such excess cashflow to make additional principal payments on the notes, which will reduce the total note principal balance of those notes below the aggregate principal balance of the HELOCs, thereby creating overcollateralization. Overcollateralization is intended to provide limited protection to noteholders by absorbing the note’s share of charge-offs from charged-off HELOCs. However, we cannot assure you that the amount of excess cashflow generated on the HELOCs will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

The excess cashflow available on any payment date will be affected by the actual amount of interest received or recovered in respect of the HELOCs during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the HELOCs.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

The interest rate cap may reduce the yields on the offered notes

The note interest rates on the offered notes are each subject to an interest rate cap as described in this prospectus supplement. If on any payment date the note interest rate for a class of offered notes is limited to the interest rate cap, the holders of the offered notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the interest rate cap. If the note interest rates on the offered notes are limited for any payment date, the resulting interest shortfalls may be recovered by the holders of these notes on the same payment date or on future payment dates on a subordinated basis to the extent that on such payment date or future payment dates there are available funds remaining after certain other payments with respect to the notes and the payment of certain fees and expenses of the trust.

Any net wac cap rate carryover amount allocated to the Class A-1 Notes and Class M-1 Notes will not be covered by the financial guaranty insurance policy issued by the note insurer.

See “Description of the Notes—Payments on the Notes” in this prospectus supplement.

The offered notes may not always receive interest based on One- Month LIBOR plus the related margin

The offered notes may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the related interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the offered notes will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of the HELOCs with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap being lower than otherwise would be the case. If on any payment date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the offered notes during the related interest accrual period, the value of such class of notes may be temporarily or permanently reduced.

To the extent interest on the offered notes is limited to the interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Such shortfalls may remain unpaid on the final payment date, including the optional termination date.

Defaults could cause payment delays and losses

There could be substantial delays in the liquidation of defaulted HELOCs and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the HELOCs and, in turn, reduce the proceeds payable to noteholders.

In the event that: • the mortgaged properties fail to provide adequate security for the HELOCs, and

•            the protection provided by the subordination of certain classes and the availability of excess cashflow and overcollateralization are insufficient to cover any shortfall,

you could lose all or a portion of the money you paid for your notes.

Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:

• general economic conditions, • the level of prevailing interest rates, • the availability of alternative financing, and • homeowner mobility.

Certain of the HELOCs contain due-on-sale provisions, and the servicer is obligated to enforce those provisions unless doing so is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the HELOC.

The weighted average lives of the notes will be sensitive to the rate and timing of principal payments, including prepayments, on the HELOCs, which may fluctuate significantly from time to time.

You should note that:

•            if you purchase your notes at a discount and principal is repaid on the HELOCs slower than you anticipate, then your yield may be lower than you anticipate;

•            if you purchase your notes at a premium and principal is repaid on the HELOCs faster than you anticipate, then your yield may be lower than you anticipate;

•            if you purchase a note bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the interest rate cap;

•            since repurchases of HELOCs as a result of breaches of representations and warranties and liquidations of HELOCs following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•            the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal payments to the noteholders then entitled to payments of principal. An earlier return of principal to the noteholders as a result of the overcollateralization provisions will influence the yield on the offered notes in a manner similar to the manner in which principal prepayments on the HELOCs will influence the yield on the offered notes; and

•            you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

EMC Mortgage Corporation, in its capacity as seller, may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to “The Mortgage Pool” and “Yield, Prepayment and Maturity Considerations” in this prospectus supplement and “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the HELOCs.

A reduction in note rating could have an adverse effect on the value of your notes

The ratings of each class of offered notes will depend primarily on an assessment by the rating agencies of the HELOCs, the amount of overcollateralization and the subordination afforded by certain classes of notes and, with respect to the Class A-1 Notes and Class M-1 Notes only, the financial guaranty insurance policy and the financial strength rating of the note insurer. The ratings by each of the rating agencies of the offered notes are not recommendations to purchase, hold or sell the offered notes because such ratings do not address the market prices of the notes or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered notes at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered notes would probably reduce the market value of such class of offered notes and may affect your ability to sell them.

Your payments could be adversely affected by the bankruptcy or insolvency of certain parties

The seller will treat the transfer of HELOCs to the depositor as a sale of the HELOCs. However, if the seller becomes bankrupt, the trustee in bankruptcy may argue that the HELOCs were not sold but were only pledged to secure a loan to the seller. If that argument is made, you could experience delays or reductions in payments on the notes. If that argument is successful, the bankruptcy trustee could elect to sell the HELOCs and pay down the notes early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the servicer or master servicer becomes bankrupt or insolvent, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or charge-offs with respect to the HELOCs.

Developments in specified regions could have a disproportionate effect on the HELOCs due to geographic concentration of mortgaged properties

Approximately 59.94%, 3.84% and 3.20% of the HELOCs, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties that are located in the states of California, New York and Florida, respectively. Property in those states or in any other region having a significant concentration of properties underlying the HELOCs may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

•            economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•            declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•            any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

Violation of consumer protection laws may result in losses on the HELOCs and the offered notes

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originator. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the HELOC. This test may be highly subjective and open to interpretation. As a result, a court may determine that a HELOC does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a HELOC does not meet the test will result in a violation of the state anti-predatory lending law, in which case EMC Mortgage Corporation, in its capacity as seller, will be required to purchase that HELOC from the trust fund.

The HELOCs are also subject to federal laws, including:

•            the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•            the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•            the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originator to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the HELOCs and restrict the ability of the servicer to foreclose in response to the mortgagor’s default. The failure of the originator to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the HELOCs against the trust and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

EMC Mortgage Corporation, in its capacity as seller, will represent that, as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, EMC Mortgage Corporation, in its capacity as seller, will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in this prospectus supplement. If EMC Mortgage Corporation, in its capacity as seller, is unable or otherwise fails to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

You may have difficulty selling your notes

The underwriter intends to make a secondary market in the offered notes, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of notes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your notes could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state laws

The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or HELOCs. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the servicer nor the master servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates and, therefore, will reduce the amount available to pay interest to the noteholders on subsequent payment dates. We do not know how many HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state laws. Any Relief Act shortfall respecting the Class A-1 Notes and Class M-1 Notes will not be covered by the financial guaranty insurance policy issued by the note insurer.

Junior lien positions may cause a payment delay or a loss on the offered notes

Approximately 99.87% of the aggregate principal balance of the HELOCs as of the cut-off date are secured by second mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the servicer may write off the entire outstanding balance of the HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior-lien ratio because it is more likely that the servicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the HELOCs and the other forms of credit enhancement are insufficient to cover the loss and, with respect to the Class A-1 Notes and Class M-1 Notes, the note insurer fails to perform its obligations under the financial guaranty insurance policy, then (i) there will be a delay in payments to holders of the offered notes while a deficiency judgment against the borrower is sought and (ii) the noteholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Payments on the HELOCs and, with respect to the Class A-1 Notes and Class M-1 Notes, the financial guaranty insurance policy, are the sole sources of payments on the offered notes

Credit enhancement will be provided for the offered notes in the form of excess interest collections allocable to the investors, as required and as described in this prospectus supplement, any overcollateralization that may be created, structural subordination and, with respect to the Class A-1 Notes and Class M-1 Notes only, the financial guaranty insurance policy. None of the seller, the depositor, the underwriter, the indenture trustee, the owner trustee, the securities administrator, the master servicer, the servicer, the note insurer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the offered notes. To the extent that the investor's portion of any charge-offs incurred on any of the HELOCs are not covered by the foregoing, the holders of the offered notes will bear all risk of such losses resulting from default by mortgagors.

The rate of prepayments on the HELOCs will be affected by various factors

The yield to maturity of the offered notes will depend on a variety of factors, including:

•              the rate and timing of principal payments on the HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties);

•              the majority holder of the Class E Certificate’s option to exercise its optional termination rights;

•              the rate and timing of new draws on the HELOCs;

•              the availability of excess interest to cover any basis risk shortfall on the offered notes; and

•              the purchase price.

Neither the servicer nor the master servicer will advance delinquent payments of principal or interest on the HELOCs.

Since mortgagors can generally prepay their HELOCs at any time, the rate and timing of principal payments on the offered notes will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the HELOCs.

The depositor has limited information regarding prepayment history of the HELOCs

All of the HELOCs may be prepaid in whole or in part at any time. Neither the seller nor the depositor is aware of any publicly available studies or statistics on the rate of prepayment of home equity lines of credit. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity lines of credit. The trust’s prepayment experience may be affected by a wide variety of factors, including:

•              general economic conditions,

•              interest rates,

•              the availability of alternative financing,

•              homeowner mobility, and

•              changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

Cash flow is limited in early years of HELOCs

Each HELOC has a draw period that lasts up to fifteen years, and, generally, a repayment term following the draw period of ten years. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the offered notes and investors in those notes may receive payments of principal more slowly than anticipated.

There is an increased risk of loss to noteholders as monthly payments increase at the beginning of the repayment period

The HELOCs require no principal payments or minimal principal payments during the first five or fifteen years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the offered notes may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and, with respect to the Class A-1 Notes and Class M-1 Notes, the note insurer fails to perform under the financial guaranty insurance policy.

The initial rating on the Class A-1 Notes is without regard to the financial guaranty insurance policy

The ratings on the Class A-1 Notes is based primarily on the structure of and the credit characteristics of the HELOCs, and not upon the financial strength rating of the note insurer. The rating of the note insurer is “AAA” by Standard & Poor’s, “Aa1” by Moody’s and “AAA” by Fitch Ratings, which is lower, in the case of Moody’s, than the initial ratings of the Class A-1 Notes of “Aaa” by Moody’s. If delinquencies and losses on the HELOCs are higher than expected, the ratings of the Class A-1 Notes may be reduced to the financial strength ratings of the note insurer.

Class M-1 Notes ratings are based primarily on the financial strength of the note insurer

The rating on the Class M-1 Notes depend primarily on an assessment by the rating agencies of the HELOCs and the financial strength of the note insurer. Any reduction of the rating assigned to the financial strength of the note insurer may cause a corresponding reduction in the rating assigned to the Class M-1 Notes. A reduction in the rating assigned to the Class M-1 Notes will reduce the market value of these notes and may affect the ability of investors in these notes to sell them.

A transfer of servicing may result in increased losses and delinquencies on the HELOCs

The servicing for the HELOCs will be transferred from GreenPoint Mortgage Funding, Inc. to GMAC Mortgage Corporation on or before September 19, 2005. Investors should note, however, that when the servicing of HELOCs is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the notes. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these HELOCs.

The incurrence of debt by borrowers could increase the risk to investors in the offered notes

With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this prospectus supplement information with respect to the home equity lines of credit (the “HELOCs”) that we expect to include in the trust fund. Prior to the closing date of September 9, 2005, we may remove HELOCs from the pool and we may substitute other HELOCs for the HELOCs we remove. The Depositor believes that the information set forth in this prospectus supplement with respect to the pool as presently constituted is representative of the characteristics of the pool as it will be constituted at the closing date, although certain characteristics of the HELOCs in the pool may vary. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date.

HELOCs

The HELOCs will consist of a pool of first- and second-lien, adjustable-rate home equity lines of credit.

The HELOCs had an aggregate principal balance as of the Cut-off Date of approximately $345,978,146.90. Approximately 99.87% and 0.13% of the HELOCs by aggregate principal balance as of the Cut-off Date, are secured by second liens and first liens, respectively.

The average drawn balance of the HELOCs as of the Cut-off Date will be approximately $57,395.18. No HELOC had a principal balance as of the Cut-off Date of greater than approximately $499,883.56.

As of the Cut-off Date, the HELOCs had HELOC rates ranging from approximately 4.750% per annum to approximately 12.000% per annum and the weighted-average HELOC rate will be approximately 8.053% per annum. The weighted average remaining term to stated maturity of the HELOCs will be approximately198 months as of the Cut-off Date. None of the HELOCs will have a first Due Date prior to September 25, 1999, or after September 15, 2005, or will have a remaining term to maturity of less than 108 months or greater than 299 months as of the Cut-off Date. The latest maturity date of any HELOC is July 25, 2030.

None of the HELOCs provide for prepayment charges.

The HELOCs will have the following characteristics as of the Cut-off Date, unless otherwise indicated below:

•	The average credit limit of the HELOCs is approximately $67,816.74.
•	The weighted average margin of the HELOCs is approximately 1.881%.
•	The weighted average seasoning of the HELOCs is 2 months.
•	The weighted average remaining term of the HELOCs is 198 months.
•	The weighted average remaining draw term of the HELOCs is 78 months.
•	The weighted average credit score of the HELOCs as of the Cut-off date is approximately 716.
•	The weighted average credit limit utilization rate based on the credit limits of the HELOCs is approximately 84.63%.

•	The weighted average junior lien ratio of the HELOCs based on the related credit limit is approximately 20.07%.
•

With respect to 59.94% of the HELOCs, the related mortgaged properties are located in California, and no other state or geographic location had a concentration of HELOCs in excess of 5% as of the Cut-off Date.

•	The weighted average original term to maturity of the HELOCs as of the Cut-off date will be approximately 200 months.
•	Approximately 79.81% of the HELOCs will be secured by owner occupied property and 20.19% of the HELOCs will be secured by non-owner occupied and second-home properties.
•	Approximately 2.70% of the HELOCs provide for introductory or “teaser” rates.
•	Approximately 17.67% of the HELOCs were originated under full/alternative documentation programs. The remainder of the HELOCs were originated under limited or no documentation programs.
•	No HELOC provides for deferred interest or negative amortization.
•	As of the Cut-off date, none of the HELOCs will be 60 or more days delinquent in payment of principal and interest.

With respect to each first-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit to the lesser of the appraised value and the purchase price. With respect to each second-lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second-lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second-lien HELOCs, the appraised value.

HELOC Terms

Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the due date.

Each HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

Each HELOC had a term to maturity from the date of origination of not more than 300 months. The borrower for each HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5 or 15 years. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw. Each

HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary “due-on-sale” clause.

A borrower's rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower's financial circumstances;
•	a decline in the value of the mortgaged property significantly below its appraised value at origination; or
•	a payment default by the borrower.

However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. The Servicer will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

•	the borrower's failure to make any payment as required;
•	any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or
•	fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 360 multiplied by that day's principal balance. The account balance on any day generally will equal:

•	the principal balance on that date, plus
•	additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus
•	unpaid finance charges, plus
•	draws funded on that day, minus
•	all payments and credits applied to the repayment of the principal balance on that day.

Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

The principal balance of any HELOC, other than a Charged-Off HELOC, on any day will be the cut-off date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that HELOC in accordance with the related credit line agreement prior to that day, and (z) all prior related Charge-Off Amounts. The principal balance of a Charged-Off HELOC after final recovery of substantially all of the related liquidation proceeds which the Servicer reasonably expects to receive shall be zero.

The Servicer will have the option to allow an increase in the credit limit applicable to any HELOC under limited circumstances described in the Servicing Agreement.

Originator

GreenPoint Mortgage Funding, Inc. (“GreenPoint”) is the originator of the HELOCs.

GreenPoint is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint’s wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.

GreenPoint is an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., a bank holding company. North Fork Bancorporation’s other subsidiaries include North Fork Bank, a New York State charted commercial bank. North Fork Bancorporation is listed on the New York Stock Exchange under the symbol “NFB.”

GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California 94945.

Underwriting Guidelines

The HELOCs were originated or purchased by GreenPoint (either directly or through affiliates) from mortgage loan brokers or originated by its retail division, generally in accordance with the underwriting criteria described herein. The information set forth in the following paragraphs has been provided by GreenPoint, and none of the Depositor, the Servicer, the Seller, the Indenture Trustee, the Master Servicer, the Underwriter or any other party makes any representation as to the accuracy or completeness of such information.

GreenPoint believes that the HELOCs were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization and whether the employer expects that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. Appraisals in accordance with GreenPoint’s Underwriting Standards may be made on a full or a drive-by basis. GreenPoint may order discretionary reviews at any time to ensure the value of the properties. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit project’s cash flow, expenses, capitalization and other operational information in determining the property’s value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by GreenPoint may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

GreenPoint requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

A lender may originate mortgage loans under a reduced documentation program. These reduced documentation programs include an “EZ Documentation” program, where there is no verification of stated income, a “No Employment/Income Documentation” program, where there is no verification of employment or income, and a “No Ratio Documentation” program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived.

In the case of a loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, GreenPoint will represent and warrant, among other things, that the remaining term of the lease and any sublease is generally at least five years longer than the remaining term of the mortgage loan.

MASTER SERVICING AND SERVICING OF HELOCS

General

LaSalle Bank National Association will act as the Master Servicer of the HELOCs pursuant to the Sale and Servicing Agreement. LaSalle Bank National Association is a national banking association, with its master servicing offices located at 135 S. LaSalle Street, Suite 1625, Chicago, IL 60603. Among other things, LaSalle Bank National Association is in the business of master servicing single family residential mortgage loans secured by properties located throughout the country.

GMAC Mortgage Corporation (“GMACM”) will act as the Servicer with respect to all of the HELOCs. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation’s largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

GMACM will be responsible for servicing the HELOCs in accordance with the terms of the Servicing Agreement, dated as of August 1, 2005, between GMACM and the Seller, referred to in this prospectus supplement as the Servicing Agreement. The Servicing Agreement will be assigned to the Issuer pursuant to an assignment, assumption and recognition agreement among GMACM, the Seller and the Issuer on behalf of the noteholders.

Delinquency and Foreclosure Experience of GMACM

The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GMACM under the GMACM “HELOC” Program. Moreover, the data presented in the following table does not include any of the mortgage loans to be serviced pursuant to the Servicing Agreement. The data presented below is for illustrative purposes only, and there is no assurance that the delinquency experience of the HELOCs included in the trust will be similar to that set forth below.

Delinquency and Foreclosure Experience(1)

	At June 30, 2005		At December 31, 2004		At December 31, 2003		At December 31, 2002
	$ Loans	% by $	$ Loans	% by $	$ Loans	% by $	$ Loans	% by $
Number of Loans	248,163		237,466		189,588		149,906
Total Portfolio	$ 6,673,760,536	100.00%	$5,991,209,999	100.00%	$3,925,939,909	100.00%	$2,870,650,006	100.00%

Period of Delinquency
30-59 Days	$ 39,949,126	0.60%	$ 34,168,366	0.57%	$ 24,883,556	0.63%	$ 26,451,447	0.92%
60-89 Days	$ 12,101,905	0.18%	$ 8,252,821	0.14%	$ 6,458,976	0.16%	$ 6,138,205	0.21%
90 or more Days	$ 8,976,371	0.14%	$ 13,217,481	0.22%	$ 12,456,458	0.32%	$ 10,777,760	0.38%
Total Delinquency Loans	$ 61,027,402	0.91%	$ 55,638,669	0.93%	$ 43,798,989	1.12%	$ 43,367,412	1.51%

Foreclosure Experience
Foreclosure	$ 5,675,444	0.09%	$ 6,068,643	0.10%	$ 3,937,174	0.10%	$ 4,553,537	0.16%
Foreclosed	$ 465,972	0.01%	$ 407,700	0.01%	$ 270,030	0.01%	$ 158,867	0.01%
Total loans in foreclosure	$ 6,141,417	0.09%	$ 6,476,343	0.11%	$ 4,207,204	0.11%	$ 4,712,405	0.16%

Total Delinquent Loans	$ 67,168,819	1.01%	$ 62,115,011	1.04%	$ 48,006,194	1.22%	$ 48,079,816	1.67%

Portfolio Loss

Number of Loans	248,163		237,466		189,588		149,906
Total Portfolio	$ 6,673,760,536	100.00%	$5,991,209,999	100.00%	$3,925,939,909	100.00%	$2,870,650,006	100.00%

Charge-Offs for Period	$ 1,351,040	0.02%	$ 1,158,830	0.02%	$ 616,467	0.02%	$ 790,423	0.03%
(1)	All percentages based on the total loan balance outstanding.

Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on the mortgage loans.

Pursuant to the Sale and Servicing Agreement, the Master Servicer will be required to monitor the Servicer’s performance of its servicing obligations as set forth in the Servicing Agreement. In the event of a default by GMAC under the Servicing Agreement, the Master Servicer will be required to enforce any remedies against the Servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the HELOCs itself.

Collection and other Servicing Procedures

The Servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the HELOCs are collected and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans and HELOCs for their own account, to the extent such procedures shall be consistent with the Servicing Agreement. Consistent with the foregoing, the Servicer may in its discretion waive, modify or vary or permit to be waived, modified or varied, any term of any HELOC including, in certain instances, changing the mortgage interest rate or extending the final maturity.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the Servicer has knowledge thereof, the Servicer will accelerate the maturity of the HELOC, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

The Servicer will establish and maintain, with respect to the HELOCs, in addition to the protected accounts described below under “—Protected Accounts” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The Servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Servicing Agreement, and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Servicing Agreement.

The Servicer will maintain errors and omissions insurance and a fidelity bond in certain specified amounts to the extent required under the Servicing Agreement.

Hazard Insurance

The Servicer will maintain and keep, or cause to be maintained and kept, with respect to each HELOC in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Servicing Agreement, or in general equal to at least the lesser of the outstanding principal balance of the combined principal balance of the HELOC or the maximum insurable value of the improvements securing such HELOC and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the HELOC for the purpose of calculating monthly payments to the noteholders, notwithstanding that the terms of the HELOC so permit. Such costs shall be recoverable by the Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the Servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the HELOCs may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

Where the property securing a HELOC is located in a federally designated flood area, the Servicer will cause with respect to such HELOC flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related HELOC, (ii) the maximum insurable value of the improvements securing such HELOC and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The Servicer, on behalf of the Indenture Trustee, the Note Insurer and the noteholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The Servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted HELOCs

The Servicer will take such action either as the Servicer deems to be in the best interest of the trust, or as is consistent with the requirements of Fannie Mae or in accordance with established practices for other mortgage loans or HELOCs serviced by the Servicer with respect to defaulted HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth in the Servicing Agreement, the Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

Since Insurance Proceeds received in connection with a HELOC cannot exceed deficiency claims and certain expenses incurred by the Servicer, no insurance payments will result in a recovery to related Noteholders which exceeds the principal balance of the defaulted HELOC together with accrued interest thereon at its applicable net mortgage rate.

Optional Purchase of Certain Loans

As to any HELOC which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, the Seller may, at its option, purchase such HELOC at a price equal to 100% of the Stated

Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed; provided that such HELOC is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such HELOC unless the delinquency is cured and the HELOC thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

Master Servicing and Servicing Compensation and Payment of Expenses

The Master Servicer will be entitled to retain the Master Servicer fee in connection with the performance of its obligations under the Sale and Servicing Agreement. The Master Servicer will pay the fees of the Indenture Trustee from the Master Servicer fee. The Servicer will be entitled to the servicing fee rate multiplied by, with respect to each HELOC serviced by the Servicer, the Stated Principal Balance of each such HELOC, as of the due date in the month preceding the month in which such payment date occurs. The servicing fee rate will be 0.50% per annum.

In addition to the primary compensation described above, the Servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

The Servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

Protected Accounts

The Servicer will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which it will deposit daily or at such other time as specified in the Servicing Agreement, all collections of principal and interest on any HELOCs, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Subsequent Recoveries, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the Servicing Agreement and shall meet the requirements of the rating agencies.

On the date specified in the Servicing Agreement, the Servicer will withdraw from its protected account amounts on deposit therein and will remit them to Master Servicer for deposit in the Master Servicer Collection Account.

The Master Servicer Collection Account

The Master Servicer shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, an account (the “Master Servicer Collection Account”) into which it will deposit amounts received from the Servicer (less the Master Servicer’s expenses, as provided in the Sale and Servicing Agreement) with respect to the HELOCs. The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Sale and Servicing Agreement and shall meet the requirements of the rating agencies. The Master Servicer Collection Account may be a sub-account of the Payment Account for so long as LaSalle Bank National Association is the Master Servicer and LaSalle Bank National Association is the Securities Administrator. The amount at any time credited to the Master Servicer Collection Account may be invested in the name of the Indenture Trustee for the benefit of the Master Servicer in permitted investments selected by the Master Servicer as set forth in the Sale and Servicing Agreement. The Master

Servicer shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the Master Servicer Collection Account. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i)	Any amounts received from the Servicer;

(ii)          Any Insurance Proceeds, Liquidation Proceeds, Recoveries or Subsequent Recoveries received by the Master Servicer which were not deposited in a protected account, collection account or other permitted account, as applicable;

(iii)         The repurchase price with respect to any HELOCs repurchased and all proceeds of any HELOCs or property acquired in connection with the optional termination of the trust;

(iv)         Any amounts required to be deposited with respect to losses on permitted investments; and

(v)           Any other amounts received by or on behalf of the Master Servicer or the Indenture Trustee and required to be deposited in the Master Servicer Collection Account pursuant to the Sale and Servicing Agreement.

Evidence as to Compliance

The Sale and Servicing Agreement will provide that on or before a specified date in each year, if the Master Servicer has directly serviced any of the HELOCs, a firm of independent public accountants will furnish a statement to the Master Servicer, Securities Administrator, the Indenture Trustee and the Note Insurer to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by the Master Servicer of the related mortgage loans, HELOCs or private asset-backed securities, or under pooling and servicing agreements substantially similar to each other, including the Sale and Servicing Agreement, was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for any significant exceptions or errors in records that, in the opinion of the firm it is required to report.

The Sale and Servicing Agreement will also provide for delivery to the rating agencies, Securities Administrator, the Indenture Trustee and the Note Insurer, on or before a specified date in each year, of an annual statement signed by officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding year.

The Servicer will be required to provide to the Master Servicer a similar “Uniform Single Attestation Program” report and annual compliance statement under the Servicing Agreement.

Copies of the annual accountants’ statement and the statement of officers of the Master Servicer may be obtained by Noteholders without charge upon written request to the Master Servicer at the address set forth above.

Certain Matters Regarding the Master Servicer

The Sale and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Sale and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the requirements below. At any time the Master Servicer resigns or is removed under the Sale and Servicing Agreement, the Securities Administrator shall likewise be terminated as Securities Administrator thereunder and under the Indenture and the Administration Agreement.

•

the Master Servicer has proposed a successor Master Servicer, who shall also have agreed to serve as Securities Administrator, to the Indenture Trustee and the Note Insurer, and the Indenture Trustee and the Note Insurer have consented to the appointment of such successor Master Servicer, with such consent not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and
•

the Indenture Trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Offered Notes.

In addition, the Master Servicer may be removed from its obligations and duties as set forth in the Sale and Servicing Agreement. No such resignation or removal will become effective until the Indenture Trustee or a successor Master Servicer has assumed the Master Servicer’s and Securities Administrator’s obligations and duties under the Sale and Servicing Agreement.

The Sale and Servicing Agreement will further provide that neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer will be under any liability to the trust fund or Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Sale and Servicing Agreement, or for errors in judgment; provided, however, that the Master Servicer will not be protected against any breach of its representations and warranties in the Sale and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Sale and Servicing Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred, arising out of, or in connection with the Sale and Servicing Agreement, the Indenture, the Notes or the HELOCs, other than any loss, liability or expense related to the failure to perform its duties in compliance with the Sale and Servicing Agreement any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.

In addition, the Sale and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the Sale and Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the Master Servicer will be entitled to be reimbursed therefor out of funds otherwise distributable to Noteholders.

Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the Sale and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Offered Notes (without giving effect to the Policy).

DESCRIPTION OF THE NOTES

General

The Mortgage-Backed Notes, Series 2005-GP1 consist of the classes of Notes reflected on the cover of this prospectus supplement, which we refer to collectively in this prospectus supplement as the Offered Notes, the Class B-2, Class B-3 and Class B-4 Notes and the Class S, Class E and Class R Certificates. The Class B-2, Class B-3 and Class B-4 Notes and the Class S, Class E and Class R Certificates are not being offered by this prospectus supplement. We refer to the Class A-1 Notes and Class A-2 Notes together in this prospectus supplement as the Class A Notes. We refer to the Class M-1 Notes and Class M-2 Notes together in this prospectus supplement as the Class M Notes. We refer to the Class B-1, Class B-2, Class B-3 and Class B-4 Notes collectively in this prospectus supplement as the Class B Notes.

We refer to the Class S Certificates and Class R Certificates collectively in this prospectus supplement as the Residual Certificates.

The trust will issue the Offered Notes in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one Note of each class may be issued in the remainder of the class.

Book-Entry Registration

The Offered Notes will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more Notes that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. LaSalle Bank National Association will act as the relevant depositary for Clearstream and Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical note representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of

DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all payments allocable to principal and interest with respect to the book-entry securities from the Securities Administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit payments allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical notes, the Rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional Depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional Depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Payments, to the extent received by the relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The Securities Administrator will make payments on the book-entry securities on each payment date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the Securities Administrator will forward such payments to Cede & Co. Payments with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant Depository. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the Securities Administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Indenture or any other related agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Indenture or any other related agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Physical notes representing a security will be issued to beneficial owners only upon the events specified in the Indenture. Such events may include the following:

•

we advise the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities, and that we or the Securities Administrator is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Indenture or any other related agreement, any noteholder materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture, receive a definitive note evidencing such note owner’s percentage interest in the related class of notes. Upon the occurrence of any of the events specified in the Indenture, DTC will be required to notify all participants of the availability through DTC of physical notes. Upon surrender by DTC of the notes representing the book-entry securities and instruction for re-registration, the Securities Administrator will issue the securities in the form of physical notes, and thereafter the Securities Administrator will recognize the holders of such physical notes as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the Securities Administrator directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the Indenture. The final payment on any security (whether physical notes or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final payment date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the Indenture Trustee or the Securities Administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Administration Agreement” means the Administration Agreement, dated as of September 9, 2005, among the Issuer, the Securities Administrator, the Owner Trustee and the Depositor.

"Available Principal Payment Amount" means, with respect to the Notes and any payment date, the sum of:

(i) the greater of (A) zero and (B)

(1) with respect to any payment date during the Managed Amortization Period and if the Seller's Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate Draws for such payment date and (b) the aggregate Certificate Principal Balance of the Class S Certificates immediately prior to that payment date;

(2) with respect to any payment date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related payment date; and

(3) with respect to any payment date during the Rapid Amortization Period, the Floating Allocation Percentage of the Principal Collection Amount; and

(ii) the Overcollateralization Increase Amount for that payment date,

minus

(iii) the Overcollateralization Reduction Amount for that payment date; and

(iv) the servicing fees and Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap), to the extent not already covered by a reduction to the Interest Collection Amount.

“Certificate Principal Balance” with respect to the Class S Certificates shall equal the amount by which on any payment date Draws exceed the Principal Collection Amount, minus (i) all amounts in respect of principal distributed to the Class S Certificates on previous payment dates and (ii) any Charge-Off Amounts allocated to such class on previous payment dates.

“Certificates” means the Class E, Class S and Class R Certificates.

“Charge-Off Amount” with respect to any Charged-Off HELOC, the amount of the Stated Principal Balance of such HELOC that has been written down.

“Charged-Off HELOC” means any HELOC that is more than 180 days (or, earlier, in accordance with the Servicer’s servicing practices) past due.

“Class A Notes” means any of the Class A-1 Notes and Class A-2 Notes.

“Class A Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount and, with respect to the Class A-1 Notes, any amounts drawn on the Policy for Charged-Off HELOCs, for such payment date and (II) an amount equal to the excess (if any) of (A) the aggregate Note Principal Balance of the Class A Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 58.00% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class B Notes” means any of the Class B-1, Class B-2, Class B-3 and Class B-4 Notes.

“Class B-1 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1 and Class M-2 Principal Payment Amount on such payment date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A-1, Class A-2, Class M-1 and Class M-2 Notes (after taking into account the payment of the Class A, Class M-1 and Class M-2 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B-1 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 95.00% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class B-2 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2 and Class B-1 Principal Payment Amount on such payment date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A-1, Class A-2, Class M-1, Class M-2 and Class B-1 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2 and Class B-1 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B-2 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 97.00% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class B-3 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Principal Payment Amount on such payment date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A-1, Class A-2, Class M-1, Class M-2, Class B-1 and Class B-2 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B-3 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 98.00% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class B-4 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Principal Payment Amount on such payment date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A-1, Class A-2, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Notes (after taking into account the payment of the Class A, Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class B-4 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 99.00% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class M Notes” means any of the Class M-1 Notes and Class M-2 Notes.

“Class M-1 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount on such payment date and, with respect to the Class M-1 Notes, any amounts drawn on the Policy for Charged-Off HELOCs, and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A-1 Notes and Class A-2 Notes (after taking into account the payment of the Class A Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class M-1 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 91.40% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class M-2 Principal Payment Amount” with respect to any payment date is the lesser of (I) the Available Principal Payment Amount remaining after payment of the Class A Principal Payment Amount and Class M-1 Principal Payment Amount on such payment date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Note Principal Balances of the Class A-1, Class A-2 and Class M-1 Notes (after taking into account the payment of the Class A Principal Payment Amount and Class M-1 Principal Payment Amount for that payment date) and (2) the Note Principal Balance of the Class M-2 Notes immediately prior to such payment date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 93.50% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the Overcollateralization Floor.

“Class S Floating Allocation Percentage” means with respect to any payment date 100% minus the Floating Allocation Percentage.

“Class S Principal Payment Amount” means, with respect to the Class S Certificates, the sum of : (i) with respect to any payment date during the Managed Amortization Period and if the Seller’s

Certificate Pro Rata Tests is not met, the lesser of (a) the Certificate Principal Balance of the Class S Certificates immediately prior to such payment date and (b) the Principal Collection Amount less the aggregate Draws for the related payment date, (ii) with respect to any payment date during the Managed Amortization Period and if the Seller’s Certificate Pro Rata Tests is met, the Class S Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related payment date, and (iii) with respect to any payment date during the Rapid Amortization Period, the Class S Floating Allocation Percentage of the Principal Collection Amount.

“Collection Period” with respect to any payment date (other than the first payment date) and the HELOCs, the period beginning on the 11th day of the calendar month immediately preceding the month in which such payment date occurs and ending on the 10th day of the month in which such payment date occurs, and with respect to the first payment date, the period beginning on August 24, 2005 and ending on September 10, 2005.

“Constant Draw Rate” means a constant rate of additional balances drawn on the HELOCs.

“CPR” means a constant rate of prepayment on the HELOCs.

“Cumulative Charge-Off Percentage” with respect to the Notes and any payment date is equal to the percentage obtained by dividing (x) the aggregate Charge-Off Amounts on the HELOCs incurred since the Cut-off Date through the end of the related Collection Period, minus the principal portion of any amounts received in respect of the HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date.

“Current Interest” with respect to each class of Notes and each payment date is the interest accrued at the applicable Note Interest Rate for the applicable accrual period on the Note Principal Balance of such class.

“Current Specified Enhancement Percentage” with respect to any payment date, the percentage obtained by dividing (x) the sum of (i) the aggregate Note Principal Balance of the Class M Notes and Class B Notes and (ii) the Overcollateralization Amount, in each case prior to the payment of the Available Principal Payment Amount on such payment date, by (y) the Invested Amount as of the end of the related Collection Period.

“Cut-off Date” means the close of business on August 23, 2005.

“Draw” with respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

“Draw Period” with respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

“Excess Overcollateralization Amount” with respect to HELOCs and any payment date, the excess, if any, of the Overcollateralization Amount on that payment date over the Overcollateralization Target Amount.

“Expense Adjusted Mortgage Rate” with respect to any HELOC or REO Property is the then applicable interest rate thereon less the Expense Fee Rate.

“Expense Fee Rate” with respect to any HELOC or REO Property is the sum of (i) the servicing fee rate, (ii) the premium due to the Note Insurer under the Policy multiplied by a fraction the numerator of which is the aggregate Note Principal Balance of the Class A-1, Class A-2 and Class M-1 Notes and the denominator of which is the Stated Principal Balance of the HELOCs, expressed as a per annum rate, and (iii) a per annum rate equal to a fraction, the numerator of which is the product of (a) 12 and the sum of (b)(1) any Relief Act Shortfalls, (2) any prepayment interest shortfalls and (3) any Extraordinary Trust Fund Expenses payable to any party subject to the Extraordinary Trust Fund Expenses Cap and the denominator of which is the aggregate principal balance of the HELOCs at the beginning of the related Collection Period.

“Extraordinary Trust Fund Expenses” means any amounts reimbursable to the Securities Administrator or the Indenture Trustee, or any director, officer, employee or agent of the Securities Administrator or the Indenture Trustee, from the trust fund, any amounts reimbursable to the Depositor, the Master Servicer, the Securities Administrator, the Custodian, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the trust fund as Extraordinary Trust Fund Expenses pursuant to the terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Custodial Agreement, the Policy or the Insurance Agreement, including Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Extraordinary Trust Fund Expenses Cap. Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

“Extraordinary Trust Fund Expenses Cap” means $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the Indenture Trustee incurred in connection with the termination of the Securities Administrator or the Master Servicer, the transfer of master servicing to a successor Master Servicer and any costs incurred with the replacement of the Custodian or (ii) of the Master Servicer incurred in connection with the termination of the Servicer and the transfer of servicing to a successor servicer.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Floating Allocation Percentage” with respect to any payment date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous related Collection Period (in the case of the first payment date, the Invested Amount as of the Closing Date) and a denominator equal to the aggregate Stated Principal Balance of the HELOCs at the end of the previous Collection Period (in the case of the first payment date, the Closing Date), provided such percentage shall not be greater than 100%.

“Formula Rate” with respect to any class of Notes, a per annum rate equal to One-Month LIBOR plus the applicable Margin.

“Insurance Agreement” means the Insurance and Indemnity Agreement dated as of September 9, 2005, among the parties thereto, including any amendments and supplements thereto in accordance with the terms thereof.

“Interest Collection Amount” with respect to each payment date, an amount equal to the amount received by the Servicer and consisting of interest collected during the related Collection Period on the HELOCs and allocated to interest in accordance with the terms of the Servicing Agreement, together with the interest portion of any repurchase price relating to any repurchased HELOCs and the interest portion of any substitution adjustment amount paid during the related Collection Period and any Subsequent Recoveries on HELOCs that were previously Charged-Off HELOCs, reduced, without duplication, by any Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expense Cap).

“Invested Amount” with respect to any payment date, the aggregate Stated Principal Balance of the HELOCs reduced by the aggregate Certificate Principal Balance of the Class S Certificates, if any. The Invested Amount on the Closing Date is $345,978,146.90.

“Managed Amortization Period” with respect to the Notes is the period beginning on the Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

“Margin” with respect to any payment date on or prior to the first possible Optional Termination Date and (i) with respect to the Class A-1 Notes, 0.180% per annum, (ii) with respect to the Class A-2 Notes, 0.180% per annum, (iii) with respect to the Class M-1 Notes, 0.290% per annum, (iv) with respect to the Class M-2 Notes, 1.750% per annum, (v) with respect to the Class B-1 Notes, 3.000% per annum and (vi) with respect to the Class B-2 Notes, 3.000% per annum; and with respect to any payment date after the first possible Optional Termination Date, the Margin will increase to (i) with respect to the Class A-1 Notes, 0.360% per annum, (ii) with respect to the Class A-2 Notes, 0.360% per annum, (iii) with respect to the Class M-1 Notes, 0.435% per annum, (iv) with respect to the Class M-2 Notes, 2.625% per annum, (v) with respect to the Class B-1 Notes, 4.500% per annum and (vi) with respect to the Class B-2 Notes, 4.500% per annum.

“Net WAC Cap Rate” with respect to any payment date and any Note, a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the HELOCs as of the first day of the Collection Period preceding such payment date. The Net WAC Cap Rate for each class of Notes will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period.

“Net WAC Cap Rate Carryover Amount” with respect to any class of Notes and any payment date, the sum of (A) the positive excess of (i) the amount of interest that would have been payable to such class of Notes on such payment date if the Note Interest Rate for such class for such payment date were calculated at the Formula Rate, over (ii) the amount of interest payable on such class of Notes at the Net WAC Cap Rate for such payment date (such excess being the “Basis Risk Shortfall” for such payment date) and (B) the Net WAC Cap Rate Carryover Amount for any previous payment dates not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such class of Notes for such payment date.

“Noteholders” means the holders of the Notes.

“Note Insurer” means Assured Guaranty Corp.

“Note Interest Rate” with respect to each class of Notes (other than the Class B-3 Notes and Class B-4 Notes) is the lesser of (a) Formula Rate and (b) the Net WAC Cap Rate.

“Note Principal Balance” with respect to any class of the Offered Notes and any payment date is the original note principal balance of such class as set forth on the cover page of this prospectus supplement or with respect to the Class B-2, Class B-3 and Class B-4 Notes approximately $3,460,000, $1,730,000 and $1,730,000, respectively, less the sum of (i) all amounts in respect of principal distributed to such class on previous payment dates and (ii) any Charge-Off Amounts allocated to such class on previous payment dates.

“Notes” means the Class A, Class M and Class B Notes.

“Offered Notes” means the Class A, Class M and Class B-1 Notes.

“Optional Termination Date” means the first date on which the majority holder of the Class E Certificates may terminate the trust fund (with the consent of the Note Insurer if such termination would result in a draw against the Policy), as described under “—Termination; Retirement of Notes”.

“Overcollateralization Amount” with respect to any payment date is the amount, if any, by which the Invested Amount exceeds the aggregate Note Principal Balance of the Notes as of such payment date after giving effect to payments to be made on such payment date.

“Overcollateralization Floor” means, with respect to the Notes, 0.50% of the Invested Amount as of the Cut-Off Date.

“Overcollateralization Increase Amount” with respect to any payment date is the amount payable to the Notes as provided in clauses (A)(5), (B)(4) and (C)(4), as applicable, under “Payments on the Notes — Interest Payments” below.

“Overcollateralization Reduction Amount” means, with respect to the Notes and any payment date for which the Excess Overcollateralization Amount is, or would be, after taking into account all other payments to be made on that payment date, greater than zero, an amount equal to the lesser of (i) the Excess Overcollateralization Amount for that payment date and (ii) the Available Principal Payment Amount for that payment date (without giving effect to the Overcollateralization Reduction Amount).

“Overcollateralization Target Amount” with respect to any payment date (a) prior to the Stepdown Date, an amount equal to 0.50% of the Invested Amount as of the Cut-off Date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (A) the lesser of (i) an amount equal to 0.50% of the Invested Amount as of the Cut-off Date and (ii) approximately 1.00% of the then current Invested Amount as of the last day of the related Collection Period and (B) the Overcollateralization Floor or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding payment date.

“Policy” means the note guaranty insurance policy (No. D-2005-69) with respect to the Class A-1 Notes and Class M-1 Notes and all endorsements thereto, if any, dated the Closing Date, issued by the Note Insurer for the benefit of the holders of the Class A-1 Notes and Class M-1 Notes only.

“Prepayment Assumption” means a specified CPR and a Constant Draw Rate of 12%.

“Principal Collection Amount” with respect to each payment date, an amount equal to the amount received by the Servicer and consisting of amounts collected during the related Collection Period on the HELOCs and allocated to principal in accordance with the terms of the Servicing Agreement, together with the principal portion of any repurchase price relating to any repurchased HELOCs and substitution adjustment amount paid during the related Collection Period.

“Rapid Amortization Event” means any of the events described in “Description of the Notes — Payments on the Notes” in this prospectus supplement.

“Rapid Amortization Period” means the period beginning upon the occurrence of the Rapid Amortization Event.

“Rapid Amortization Trigger Event” is in effect with respect to the Notes and any payment date if the cumulative amount of Charge-Off Amounts (net of Subsequent Recoveries) incurred on the HELOCs from the Cut-off Date through the end of the Collection Period immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the HELOCs as of the Cut-off Date:

Prior to September 2009	3.00%
September 2009 to August 2010	4.25%
September 2010 to August 2011	5.00%
September 2011 to August 2012	5.75%
September 2012 and thereafter	6.25%

“Recoveries” means, with respect to a Charged-Off HELOC, the proceeds received by the Servicer in connection with such Charged-Off HELOC minus related servicing advances.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state law.

“Relief Act Shortfall” with respect to any payment date and any HELOC is any reduction in the amount of interest collectible on such HELOC for the most recently ended Collection Period as a result of the application of the Relief Act.

“REO Property” means a mortgaged property acquired by the Servicer on behalf of the trust fund through foreclosure or deed-in-lieu of foreclosure.

“Residual Certificates” means the Class S Certificates and Class R Certificates.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of September 9, 2005, among the Depositor, the Issuer, the Indenture Trustee, the Master Servicer, the Securities Administrator, the Seller and EMC Mortgage Corporation as the company.

“Seller’s Certificate Pro Rata Test” is met with respect to any payment date during the Managed Amortization Period if the Certificate Principal Balance of the Class S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the HELOCs.

“Servicer” means GMAC Mortgage Corporation.

“Servicing Agreement” means the Servicing Agreement, dated as of August 1, 2005, between the Servicer and the Seller.

“60 Day Plus Delinquency Percentage” with respect to any payment date is the arithmetic average for each of the three successive payment dates ending with the applicable payment date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the HELOCs that are 60 or more days delinquent in the payment of principal or interest for the relevant payment date, including HELOCs in foreclosure, REO Property and HELOCs with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the HELOCs immediately preceding the relevant payment date.

“Stated Principal Balance” with respect to any HELOC and any payment date, the principal balance of the HELOC as of the cut-off date, plus the aggregate amount of all Draws conveyed to the trust in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts.

The Stated Principal Balance of any Charged-Off HELOC is zero.

“Stepdown Date” means the later to occur of

(x)	the payment date occurring in September 2008 and

(y)           the first payment date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 42.00%.

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to HELOCs that have been previously liquidated and that resulted in a Charge-Off Amount.

“Trigger Event” with respect to any payment date is if any of the following tests is not satisfied: (A) the 60 Day Plus Delinquency Percentage is less than 4.50% of the aggregate Stated Principal Balance of the HELOCs, (B) for any payment date from and including the payment date in September 2005 to and including the payment date in August 2009, the Cumulative Charge-off Percentage for such payment date is less than 2.25%, (C) for any payment date from and including the payment date in September 2009 to and including the payment date in August 2010, the Cumulative Charge-off Percentage for such payment date is less than 3.25%, (D) for any payment date from and including the payment date in September 2010 to and including the payment date in August 2011, the Cumulative Charge-off Percentage for such payment date is less than 4.00%, (E) for any payment date thereafter, the Cumulative Charge-off Percentage for such payment date is less than 4.40%.

“Trust Agreement” means the Trust Agreement, dated as of August 29, 2005 between the Depositor and the Owner Trustee, as amended and restated by the Amended and Restated Trust Agreement, dated as of September 9, 2005, among the Depositor, the Owner Trustee, and the Securities Administrator.

“Unpaid Interest Shortfall Amount” means with respect to any class of Notes (other than the Class B-3 Notes and Class B-4 Notes) and (i) the first payment date, zero, and (ii) any payment date after the first payment date, the amount, if any, by which (A) the sum of (1) the Current Interest for such class of Notes for the immediately preceding payment date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of Notes for such preceding payment date exceeds (B) the aggregate amount distributed on such class of Notes in respect of interest pursuant to clause (A) above on such preceding payment date, plus interest on the amount of the interest due but not paid on such class of Class of Notes on such preceding payment date, to the extent permitted by law, at the Note Interest Rate for such class for the related accrual period.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the Notes (other than the Class B-3 Notes and Class B-4 Notes) bearing interest at an adjustable rate, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes (other than the Class B-3 Notes and Class B-4 Notes) bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Principal Balance of all classes of Notes (other than the Class B-3 Notes and Class B-4 Notes) bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

•	with an established place of business in London,
•	which have been designated as such by the Securities Administrator and
•	which are not controlling, controlled by, or under common control with, the Depositor, the Seller or the Master Servicer.

The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the classes of Notes (other than the Class B-3 Notes and Class B-4 Notes) bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

Payments on the Notes

General. On each payment date, the Securities Administrator will make payments on the Notes to the persons in whose names such Notes are registered at the related record date.

The Securities Administrator will make payments on each payment date by wire transfer in immediately available funds to the account of a Noteholder at a bank or other Depository institution having appropriate wire transfer facilities as instructed by a Noteholder in writing in accordance with the Indenture. If no such instructions are given to the Securities Administrator, then the Securities Administrator will make such payments by check mailed to the address of the person entitled thereto as it appears on the Note register; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the offices of the Securities Administrator designated for such purposes. As of the closing date, the Securities Administrator designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each payment date, a holder of a Note will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of Notes. The percentage interest evidenced by a Note will equal the percentage derived by dividing the denomination of such Note by the aggregate denominations of all Notes of the applicable class.

Interest Payments. Interest on the Note Principal Balance of each class of the Notes (other than the Class B-3 Notes and Class B-4 Notes) entitled thereto will accrue during each accrual period at the applicable Note Interest Rate and will be payable to such Notes on each payment date, commencing in

September 2005. The Securities Administrator will calculate interest for the Notes based on a 360-day year and the actual number of days elapsed in the related accrual period.

(A)          On each payment date on which the Note Principal Balance of each of the Class M Notes and Class B Notes has not been reduced to zero, the Floating Allocation Percentage of the Interest Collection Amount for such payment date, reduced by the servicing fees will be distributed in the following order of priority:

1.	to the Note Insurer, the current and any past due premium due for the Policy;

2.	to the Class A-1 Notes and Class A-2 Notes, pro rata, the Current Interest and any Unpaid Interest Shortfall Amount for such payment date and such class;

3.	to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy;

4.	to the Class M-1, Class M-2, Class B-1 and Class B-2 Notes, in that order, the related Current Interest for such class and payment date;

5.

to the classes of Notes, as a payment of principal, the amount necessary to build the Overcollateralization Amount to the Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Charge-Off Amounts during the related Collection Period;

6.	to cover any Charge-Off Amounts allocated to the Class A-1 Notes (to the extent not covered by the Policy) and the Class A-2 Notes, pro rata;

7.	to the Class M-1 (to the extent not covered by the Policy), Class M-2, Class B-1 and Class B-2 Notes, in that order, any Unpaid Interest Shortfall Amount for such payment date and such class;

8.	to the Class A Notes (pro rata), Class M-1, Class M-2, Class B-1 and Class B-2 Notes, in that order, any Net WAC Cap Rate Carryover Amount for such payment date and such class;

9.	to the Note Insurer, any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

10.	to the Certificates, as specified in the Trust Agreement.

(B)          On each payment date after the Note Principal Balance of each of the Class M Notes and Class B Notes has been reduced to zero, the Class A-1 Notes’ pro rata share of the Floating Allocation Percentage of the Interest Collection Amount for such payment date, reduced by the applicable share of servicing fees, will be distributed in the following order of priority:

1.	to the Note Insurer, the applicable share of current and any past due premium due for the Policy;

2.	to the Class A-1 Notes, the Current Interest and any Unpaid Interest Shortfall Amount for such payment date and such class;

3.	to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy;

4.

to the Class A-1 Notes, as a payment of principal, the amount necessary to build the Overcollateralization Amount to the Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Charge-Off Amounts during the related Collection Period;

5.	to cover any Charge-Off Amounts allocated to the Class A-1 Notes (to the extent not covered by the Policy);

6.	to the Class A-1 Notes, any Net WAC Cap Rate Carryover Amount for such payment date and such class;

7.	to the Note Insurer, the applicable share of any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

8.	to the Certificates, as specified in the Trust Agreement.

(C)          On each payment date after the Note Principal Balance of each of the Class M Notes and Class B Notes has been reduced to zero, the Class A-2 Notes’ pro rata share of the Floating Allocation Percentage of the Interest Collection Amount for such payment date, reduced by the applicable share of servicing fees, will be distributed in the following order of priority:

1.	to the Note Insurer, the applicable share of current and any past due premium due for the Policy;

2.	to the Class A-2 Notes, the Current Interest and any Unpaid Interest Shortfall Amount for such payment date and such class;

3.	to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy with respect to the Class M-1 Notes;

4.

to the Class A-2 Notes, as a payment of principal, the amount necessary to build the Overcollateralization Amount to the Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Charge-Off Amounts during the related Collection Period;

5.	to cover any Charge-Off Amounts allocated to the Class A-2 Notes;

6.	to the Class A-2 Notes, any Net WAC Cap Rate Carryover Amount for such payment date and such class;

7.	to the Note Insurer, the applicable share of any other amounts owed to the Note Insurer pursuant to the Insurance Agreement; and

8.	to the Certificates, as specified in the Trust Agreement.

Principal Payments. On each payment date, the Class S Principal Payment Amount shall be distributed to the holders of the Class S Certificates, until their Certificate Principal Balance has been reduced to zero. On each payment date, the Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

(A)          For each payment date prior to the Stepdown Date or on which a Trigger Event is in effect:

1.           to the Class A Notes, pro rata, the Available Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero; and

2.           sequentially, to the Class M-1, the Note Insurer for any unreimbursed draws (including applicable interest) made under the Policy, Class M-2, Class B-1, Class B-2, Class B-3 and Class B-4 Notes, in that order, the remaining Available Principal Payment Amount, in each case until the Note Principal Balance of each such class has been reduced to zero.

(B)          For each payment date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1.           to the Class A-1 Notes and Class A-2 Notes, pro rata, the Class A Principal Payment Amount, for such payment date, until the Note Principal Balance thereof is reduced to zero;

2.           to the Class M-1 Notes, the Class M-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

3.           to the Note Insurer, as reimbursement for prior draws (including applicable interest) made under the Policy;

4.           to the Class M-2 Notes, the Class M-2 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

5.           to the Class B-1 Notes, the Class B-1 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

6.           to the Class B-2 Notes, the Class B-2 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

7.           to the Class B-3 Notes, the Class B-3 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero;

8.           to the Class B-4 Notes, the Class B-4 Principal Payment Amount for such payment date, until the Note Principal Balance thereof is reduced to zero; and

9.	to the Certificates, as specified in the Trust Agreement.

Rapid Amortization Events. A Rapid Amortization Event is any of the following events:

1.             a breach of any representations, warranties or covenants of the Seller in a material manner, with such breach continuing unremedied for a specified period of time following the submission of the applicable written notice(s);

2.           a declaration of bankruptcy or insolvency by any of the Trust, the Depositor or the Servicer;

3.	the trust becomes subject to the Investment Company Act of 1940; or
4.	the occurrence of a Rapid Amortization Trigger Event.

If any event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Securities Administrator, the Note Insurer, or the Securities Administrator acting at the direction of the Noteholders holding Notes evidencing more than 51% in Note Principal Balance of the Notes then outstanding, with the consent of the Note Insurer, by written notice to the holder of the Class E Certificates, the Depositor, the Seller and the Servicer (and to the Securities Administrator, if given by the Note Insurer or the Noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2) or (3) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Securities Administrator, the Note Insurer or the Noteholders immediately on the occurrence of such event.

Allocation of Losses

The Floating Allocation Percentage of Charge-Off Amounts on the HELOCs will be applied on any payment date as follows: first, to any available Interest Collection Amount through an increase in the Overcollateralization Amount as provided in clauses (A)(5), (B)(4) and (C)(4), as applicable, under "Payments on the Notes — Interest Payments" above, and second, in reduction of the Overcollateralization Amount until reduced to zero. If on any payment date, as a result of the Charge-Off Amounts, the sum of the aggregate Note Principal Balances of the Notes exceeds the Invested Amount as of the last day of the related Collection Period, such excess will be allocated to the Notes in the following order: first, to the Class B-4 Notes, second, to the Class B-3 Notes, third, to the Class B-2 Notes, fourth, to the Class B-1 Notes, fifth, to the Class M-2 Notes, sixth, to the Class M-1 Notes, and seventh, to the Class A Notes, pro rata; provided that any Charge-Off Amounts allocated to the Class A-1 Notes and Class M-1 Notes will be covered by the Policy. The Class S Floating Allocation Percentage of Charge-Off Amounts on the HELOCs will be applied on any payment date to the Class S Certificates.

Once Charge-Off Amounts have been allocated to a class of Notes, such amounts with respect to such Notes will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

In the event that the Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be remitted to the Master Servicer and then distributed by the Securities Administrator in accordance with the priorities described under “—Interest Payments,” in this prospectus supplement. Any Subsequent Recoveries that are received during a Collection Period will be included as a part of the Interest Collection Amount for the related payment date.

Termination; Retirement of Notes

The HELOCs will be subject to optional purchase by the holder of the Class E Certificates, or, if there is no single holder, the majority holder of the Class E Certificates, on any payment date after the sum of the Note Principal Balances of the Notes is reduced to an amount less than or equal to 10% of the sum of the original Note Principal Balances of the Notes. Such optional purchase is subject to the Note Insurer’s consent if the termination would result in a draw on the Policy.

The optional purchase price payable upon optional termination will be equal to the lesser of (i) the fair market value of the HELOCs and (ii) the sum of the outstanding principal balance of the HELOCs, and accrued and unpaid interest thereon at the weighted average of the mortgage rates through the day preceding the final payment date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes and all amounts owing under the Insurance Agreement.

Reports to Noteholders

On each payment date, the Securities Administrator will make available to each Noteholder, the Master Servicer, the Indenture Trustee, the Note Insurer and the Depositor a statement generally setting forth, among other information:

1.

the amount of related payments to Noteholders allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments in full included therein and (B) the aggregate of all other payments included therein;

2.	the amount of draws on the HELOCs;
3.	the amount of such payments to Noteholders allocable to interest;
4.	Unpaid Interest Shortfall Amount and any Net WAC Cap Rate Carryover Amounts with respect to the Notes;
5.	the Note Principal Balances of the Notes before and after giving effect to the payment of principal and allocation of Charge-Off Amounts on such payment date;
6.	the Stated Principal Balance of all the HELOCs for the following payment date;
7.	the amount of the servicing fees for the related Collection Period;
8.	the Note Interest Rate for each class of Notes for such payment date and whether such rate was based on the Net WAC Cap Rate;
9.

the number and aggregate Stated Principal Balance of the HELOCs (A) delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such payment date;

10.

with respect to any HELOC that was charged off during the preceding Collection Period, the loan number and Stated Principal Balance of, and Charge-Off Amount on such HELOC as of the end of the related Collection Period;

11.	whether a Trigger Event exists;
12.	the total number and principal balance of any related real estate owned, or REO, properties as of the end of the related Collection Period;
13.	the cumulative Charge-Off Amounts through the end of the preceding month; and
14.	the 60 Day Plus Delinquent Percentage for the related payment date.

The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to Noteholders via the Securities Administrator’s internet website. Assistance in using the website service can be obtained by calling the Securities Administrator’s customer service desk at 312-904-6299. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this prospectus supplement by reference. The Depositor will provide to a prospective or actual noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement, the Administration Agreement and the Sale and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the notes, except if the fifteenth day falls on a Saturday, a Sunday or a Holiday, it can be filed on the following business day.

The Issuer

The Issuer is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the assets of the trust and proceeds therefrom, (ii) issuing the notes, (iii) making payments on the notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuer is not expected to have any significant assets other than the HELOCs pledged to the Indenture Trustee as collateral to secure the Notes. The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee.

The Owner Trustee

Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

As compensation for its duties under the Trust Agreement, the Owner Trustee will be paid a fee as agreed upon by the Owner Trustee and the Seller pursuant to a separate agreement, which amounts will be paid by the Seller. The Trust Agreement will provide that the Owner Trustee and any director, officer, employee or agent of the Owner Trustee will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and expenses of the Owner Trustee, in connection with any event of default, any breach of the Trust Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Owner Trustee (including the reasonable compensation and disbursements of its counsel), other than any such expense or disbursement as may arise from its gross negligence or intentional misconduct or which is the responsibility of the Noteholders.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Noteholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or gross negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

The Indenture Trustee

Citibank, N.A. is a national banking association. Citibank’s N.A.’s corporate trust office is located at 388 Greenwich Street, 14th Floor, New York, New York 10013. Attention: Corporate Trust Services/SACO I 2005-GP1 or at such other address as the Indenture Trustee may designate from time to time.

Citibank, N.A. may resign at any time, in which event the Depositor will be obligated to appoint a successor Indenture Trustee. The Depositor may also remove Citibank, N.A. if it ceases to be eligible to continue as such under the Indenture, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Citibank, N.A. or its property, or if the credit rating of Citibank, N.A. falls below certain levels. Upon such resignation or removal of Citibank, N.A., the Depositor will be entitled to appoint a successor Indenture Trustee. Citibank, N.A. may also be removed at any time by the Note Insurer or holders of Notes evidencing ownership of not less than 51% of the aggregate Note Principal Balances of the Notes. Any such resignation or removal of Citibank, N.A. and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

The compensation to the Indenture Trustee for its duties as Indenture Trustee will equal, on any payment date, the indenture trustee fee, which shall be paid by the Master Servicer pursuant to a separate fee agreement.

The Securities Administrator

LaSalle Bank National Association will be the Securities Administrator under the Sale and Servicing Agreement, the Indenture and the Administration Agreement. The Securities Administrator’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Global Securities and Trust Services Group SACO I Trust 2005-GP1 or at such other address as the Securities Administrator may designate from time to time. The Securities Administrator shall be entitled to any earnings on any amounts on deposit in the Payment Account as compensation for its duties under the Sale and Servicing Agreement, the Indenture and the Administration Agreement.

The Securities Administrator may resign or be removed at any time, including upon the resignation or removal of the Master Servicer. The Indenture Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Sale and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Indenture Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of Notes evidencing ownership of not less than 51% of the aggregate Note Principal Balances of the Notes. In the event that the Noteholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the Noteholders to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

The Custodian

Pursuant to the Custodial Agreement among, Citibank, N.A., as Indenture Trustee, LaSalle Bank National Association (“LaSalle”), as Custodian, the Seller, the Master Servicer, and the Depositor (the “Custodial Agreement”), LaSalle will act as the custodian (“Custodian”) to hold a portion of the mortgage files for the HELOCs on behalf of the Indenture Trustee for the benefit of all present and future Noteholders and the Note Insurer. The Custodian shall, on behalf of the Indenture Trustee, conduct the review of each mortgage file in its possession with respect to the HELOCs and perform all other duties relating to the custody of such mortgage files as are delegated to the Custodian pursuant to the terms of the Custodial Agreement.

The Payment Account

The Securities Administrator shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Noteholders and the Note Insurer, an account (the “Payment Account”), into which on the Business Day prior to each payment date it will deposit all amounts transferred to it by the Master Servicer from the Master Servicer Collection Account and all proceeds of any HELOCs and related REO Properties transferred in connection with the optional termination of the Trust. All amounts deposited to the Payment Account shall be held in the name of the Indenture Trustee in trust for the benefit of the Noteholders and the Note Insurer in accordance with the terms and provisions of the Indenture. The amount at any time credited to the Payment Account may be invested in the name of the Indenture Trustee for the benefit of the Securities Administrator, in permitted investments selected by the Securities Administrator, as set forth in the Indenture.

On each payment date, the Securities Administrator will withdraw the Principal Collection Amount and Interest Collection Amount from the Payment Account and make payments to the Noteholders in accordance with the provisions set forth under “Description of the Notes—Payments on the Notes.” Each of the Indenture Trustee and the Custodian will be entitled to compensation for its services under the Sale and Servicing Agreement, the Indenture and the Custodial Agreements which shall be paid by the Master Servicer. The Securities Administrator shall be entitled to any earnings on any amounts on deposit in the Master Servicer Collection Account and the Payment Account as compensation for its duties under the Sale and Servicing Agreement and the Indenture.

Each of the Indenture Trustee, the Securities Administrator and the Custodian will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Sale and Servicing Agreement, the Indenture, the Trust Agreement, the Administration Agreement, the Policy, the Insurance Agreement or the Custodial Agreement prior to the distribution of the Principal Collection Amount and Interest Collection Amount, subject to the Extraordinary Trust Fund Expenses Cap.

Rights Upon Event of Default

If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, so long as the Note Insurer is not in default under the Policy, at the written direction of the Note Insurer or at the written direction of the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding with the consent of the Note Insurer, may declare the related class or classes of Notes to be immediately due and payable, and upon any such declaration the unpaid Note Principal Balance of the class or classes of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances as described in the Indenture, be rescinded and annulled by the Note Insurer, so long as the Note Insurer is not in default under the Policy, or the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding with the consent of the Note Insurer.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Notes have been declared to be due and payable, the Indenture Trustee may, with the consent of the Note Insurer (which consent shall not be required if the Note Insurer is in default under the Policy), and shall, at the written direction of the Note Insurer, so long as the Note Insurer is not in default under the Policy, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the Indenture. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (A) the Indenture Trustee receives the consent of the Note Insurer or the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee receives the consent of the Note Insurer.

If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Unless the Note Insurer is in default, the Note Insurer may exercise the rights of the Noteholders including the right to direct the Indenture Trustee in all matters with respect to the Notes under the Indenture.

Limitation on Suits

To the extent set forth in the Indenture, no Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Noteholder; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

Voting Rights

Voting rights of the trust in general will be allocated among the classes of Notes based upon their respective Note Principal Balances, provided that the Note Insurer has the right to vote on behalf of the Class A-1 Notes and Class M-1 Notes, for so long as there is no continuing default by the Note Insurer with respect to its obligations under the Policy.

THE POLICY

The following summary of terms of the financial guaranty insurance policy to be issued by Assured Guaranty Corp. (the “Note Insurer”) does not purport to be complete and is qualified in its entirety by reference to the financial guaranty insurance policy.

The Note Insurer has made a commitment to issue a financial guaranty insurance policy (the “Policy”) relating to the Class A-1 Notes and Class M-1 Notes (together, the “Insured Notes”), effective as of the date of issuance of the Insured Notes. Under the terms of the Policy, the Note Insurer will unconditionally and irrevocably guarantee to pay each and every insured payment (as described below) which becomes due for payment but shall be unpaid by reason of nonpayment by the trust. The Policy is non-cancelable for any reason, including without limitation the non-payment of premium.

Insured payments for any payment date are as follows: (i) the Current Interest for the accrual period on each of the Insured Notes at the applicable Note Interest Rate (subject to the limitations on certain shortfalls set forth below); (ii) the Insured Note Charge-Off Amount (defined below) for such payment date, if any; and (iii) the Note Principal Balance of each of the Insured Notes on the related Insured Note on the payment date occurring in August 2030 (or upon the earlier termination of the trust pursuant to the terms of the Trust Agreement, with the consent of the Note Insurer should such termination result in a draw on the Policy) after giving effect to payments from the trust on that payment date. The total aggregate principal amount of insured payments in respect of the Note Principal Balance of each of the Insured Notes payable by the Note Insurer under the Policy will in no event exceed $326,101,000. An “Insured Note Charge-Off Amount” means, with respect to any payment date and each of the Insured Notes, the Charge-Off Amounts, not covered by excess cashflow, overcollateralization or subordination, allocated to each of the Insured Notes on such payment date. An insured payment is due for payment when, on a payment date, there is a shortfall in available funds on deposit in the Payment Account to pay the foregoing amounts on the applicable payment dates (the “Deficiency Amount”). Notwithstanding the foregoing, an insured payment does not include any Net WAC Cap Rate Carryover Amount, any interest shortfalls resulting from the application of the Relief Act or any prepayment interest shortfalls allocated to the Insured Notes on the related payment date, or any shortfall attributable to the liability of the trust, any REMIC, the Indenture Trustee or the Owner Trustee for withholding or other taxes, including interest and penalties in respect of such liability.

The Note Insurer will pay each Deficiency Amount (other than such as constitute “avoided payments”) to the Securities Administrator acting on behalf of the Indenture Trustee, as beneficiary of the Policy on behalf of the holders of the Insured Notes, on the later of (i) the date such Deficiency Amount becomes due for payment or (ii) the second business day following the day on which the Note Insurer receives notice of claim therefor in accordance with the terms of the Policy. Avoided payments are amounts previously distributed by or on behalf of the trust on the Insured Notes which are or may be recoverable and sought to be recovered as avoidable preferences by a trustee in bankruptcy pursuant to an insolvency proceeding in accordance with a final nonappealable order of a court having competent jurisdiction. The Note Insurer will pay amounts of avoided payments when due to be paid pursuant to an applicable court order, but in any event no earlier than the fourth business day following proper notice as described in the Policy.

The Note Insurer shall be subrogated to the rights of the holders of the Insured Notes to receive payments in respect of the insured payments to the extent of any payment by the Note Insurer under the Policy.

The Policy is not covered by the property/casualty insurance fund specified in Article 76 of the New York Insurance Law.

Pursuant to the terms of the Indenture, for so long as there is no continuing default by the Note Insurer with respect to its obligations under the Policy, each holder of an Insured Note agrees that the Note Insurer shall be treated by the Depositor, the Master Servicer, the Securities Administrator, the Seller, the originator, the Indenture Trustee and the Owner Trustee as if the Note Insurer were the holder of all of the Insured Notes for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the holders of the Insured Notes thereunder.

In addition to the rights set forth in this prospectus supplement, the Note Insurer may have additional rights with respect to the enforcement of representations and warranties, events of default, and other matters as set forth in the Indenture.

Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the Sale and Servicing Agreement, the Indenture or the Trust Agreement, as applicable, as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the Note Insurer.

The Note Insurer

The Note Insurer is a Maryland-domiciled insurance company regulated by the Maryland Insurance Administration and licensed to conduct financial guaranty insurance business in forty-seven states, the District of Columbia and Puerto Rico. The Note Insurer commenced operations in 1988. The Note Insurer is a wholly owned, indirect subsidiary of Assured Guaranty Ltd. (“AGL”), a Bermuda-based holding company whose shares are publicly held and are listed on the New York Stock Exchange under the symbol “AGO.” AGL, through its operating subsidiaries, provides credit enhancement products to the public finance, structured finance and mortgage markets. Neither AGL nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy issued by the Note Insurer.

The Note Insurer is subject to insurance laws and regulations in Maryland and in New York (and in other jurisdictions in which it is licensed) that, among other things, (i) limit the Note Insurer’s business to financial guaranty insurance and related lines, (ii) prescribe minimum solvency requirements, including capital and surplus requirements, (iii) limit classes and concentrations of investments, (iv) regulate the amount of both the aggregate and individual risks that may be insured, (v) limit the payment of dividends by the Note Insurer, (vi) require the maintenance of contingency reserves and (vii) govern changes in control and transactions among affiliates. Certain state laws to which the Note Insurer is subject also require the approval of policy rates and forms.

The Note Insurer’s financial strength is rated “AAA” by Standard & Poor’s, a division of The McGraw-Hill Companies Inc., “Aa1” by Moody’s Investors Service, Inc. and “AAA” by Fitch, Inc. Each rating of the Note Insurer should be evaluated independently. An explanation of the significance of the above ratings may be obtained from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any security, and such ratings are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of any security guaranteed by the Note Insurer. The Note Insurer does not guaranty the market price of the securities it guarantees, nor does it guaranty that the ratings on such securities will not be revised or withdrawn.

Capitalization of the Note Insurer

The following table sets forth the capitalization of the Note Insurer as of December 31, 2003 and 2004 and as of June 30, 2005 (unaudited), on the basis of accounting principles generally accepted in the United States of America (“GAAP”):

	December 31, 2003 (in millions)	December 31, 2004 (in millions)	June 30, 2005 (in millions)
Unearned Premiums	$ 389	$ 369	$ 201
Other Liabilities	236	280	178

Shareholder’s Equity:
Common Stock	15	15	15
Additional Paid-in Capital	351	386	363
Unrealized Gain on Bonds, Net of Tax	45	43	41
Retained Earnings	465	563	600
Total Shareholder’s Equity	$ 876	$ 1,007	$ 1,019

Total Liabilities and Shareholder’s Equity	$ 1,501	$ 1,656	$ 1,398

The following documents are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof:

•

The consolidated balance sheets of the Note Insurer as of December 31, 2004 and December 31, 2003 and the related consolidated statements of operations and comprehensive income, of shareholder’s equity and of cash flows for each of the three years in the period ended December 31, 2004, prepared in accordance with GAAP, included as Exhibit 99.1 to the Annual Report on Form 10-K of AGL for the fiscal year ended December 31, 2004 (which was filed with the Securities and Exchange Commission (the “SEC”) on March 22, 2005);

•

The unaudited consolidated balance sheet and statement of shareholder’s equity of the Note Insurer as of and for the period ended March 31, 2005, respectively, and the related consolidated statements of operations and comprehensive income and cash flows for the three months ended March 31, 2005 and March 31, 2004, prepared in accordance with GAAP, included as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005 (which was filed by AGL with the SEC on May 12, 2005);

•

The unaudited consolidated balance sheet and statement of shareholder’s equity of the Note Insurer as of and for the period ended June 30, 2005, respectively, the related consolidated statements of operations and comprehensive income for the three and six months ended June 30, 2005 and June 30, 2004, and the statements of cash flows for the six months ended June 30, 2005 and June 30, 2004, prepared in accordance with GAAP, included as Exhibit 99.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005 (which was filed by AGL with the SEC on August 15, 2005); and

•	The Current Reports on Form 8-K filed by AGL with the SEC on April 12, 2005, April 20, 2005, May 10, 2005, May 18, 2005, June 24, 2005 and August 5, 2005, as they relate to Assured Guaranty.

Any statement contained in a document incorporated herein by reference or contained in this prospectus supplement under the heading “The Note Insurer” shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which is incorporated by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All consolidated financial statements of the Note Insurer included in documents filed by AGL with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A-1 Notes and Class M-1 Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such consolidated financial statements.

The Maryland Insurance Administration recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the Maryland Insurance Code, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the Maryland Insurance Administration to financial statements prepared in accordance with GAAP in making such determinations.

Copies of the consolidated financial statements of the Note Insurer incorporated by reference herein and of the statutory financial statements filed by the Note Insurer with the Maryland Insurance Administration are available upon request by contacting the Note Insurer at 1325 Avenue of the Americas, New York, New York 10019 or by calling the Note Insurer at (212) 974-0100.

The Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes. In addition, the Note Insurer makes no representation regarding, nor does it accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Insurer supplied by the Note Insurer and presented under the heading “The Note Insurer.”

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The yields to maturity of the Offered Notes will be sensitive in varying degrees to defaults on the HELOCs. If a purchaser of an Offered Note calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the HELOCs.

The rate of defaults on the HELOCs will also affect the rate and timing of principal payments on the HELOCs. In general, defaults on HELOCs are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the HELOCs will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

The weighted average life of, and the yield to maturity on, each class of Notes generally will be directly related to the rate of payment of principal, including prepayments, of the HELOCs. The actual rate of principal prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of HELOCs at any time because of specific factors relating to the HELOCs in the particular pool, including, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the HELOCs the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Notes may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

The weighted average life and yield to maturity of each class of Offered Notes will also be influenced by the amount of excess cashflow generated by the HELOCs and applied in reduction of the Note Principal Balances of the Notes. The level of excess cashflow available on any payment date to be applied in reduction of the Note Principal Balances of the Offered Notes will be influenced by, among other factors,

•

the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the HELOCs is accruing on a higher Stated Principal Balance than the Note Principal Balance of the Offered Notes;

•	the delinquency and default experience of the HELOCs; and
•

the provisions of the Trust Agreement that permit principal collections to be distributed to the Class E Certificates and the Residual Certificates in each case as provided in the Trust Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of excess cashflow are distributed in reduction of the Note Principal Balance of a class of Offered Notes, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of excess cashflow to be distributed at any time or in the aggregate.

We refer you to “Description of the Notes — Payments on the Notes” in this prospectus supplement.

The yields to maturity of the Offered Notes and, in particular the Class M Notes and Class B-1 Notes, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of the Charge-Off Amounts on the HELOCs. If a Charge-Off Amount is allocated to a class of the Offered Notes, that class will thereafter accrue interest on a reduced Note Principal Balance.

Prepayments and Defaults

The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the HELOCs and thus the yield on the Offered Notes. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first-lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios or low junior lien ratios. See “Risk Factors” in this prospectus supplement. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to Noteholders, the Noteholders will bear all risk of such losses resulting from default by mortgagors. The effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Notes may be affected by certain refinancing programs, which may include general or targeted solicitations.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Offered Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Offered Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Offered Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Offered Notes. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the accompanying prospectus.

Although all of the mortgage rates on the HELOCs are subject to adjustment, the mortgage rates on the HELOCs adjust based on the Prime Rate, while the Offered Notes adjust based on One-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Offered Notes. Any Net WAC Cap Rate Carryover Amount allocated to the Offered Notes will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any Net WAC Cap Rate Carryover Amount may remain unpaid on the final payment date for the Offered Notes.

There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first-lien mortgage loans. See “Risk Factors” in this prospectus supplement.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the Noteholder of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

The prepayment model used in this prospectus supplement for the HELOCs is a Constant Prepayment Rate (“CPR”). No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this prospectus supplement. This rate is converted to a constant monthly rate. To assume a 12% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the HELOCs at that or any other rate.

The table set forth below is based on the CPR and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into eleven pools with the following characteristics:

Loan Number	Current Balance ($)	Gross Rate (%)	Aggregate Fees (%)	Maximum Credit Limit ($)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1	55,076,766.36	7.481	0.500	77,783,345.00	300	298
2	281,444,983.52	8.274	0.500	320,452,293.41	180	178
3	110,500.00	8.176	0.500	110,500.00	240	234
4	1,276,349.03	4.750	0.500	1,316,450.00	300	298
5	8,069,547.99	4.751	0.500	9,136,712.00	180	178

Loan Number	Remaining Draw Period (in months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Months between Rate Adjustment	Months to Next Rate Adjustment	Index
1	178	1.231	18.000	1.231	1	1	PRIME
2	58	2.024	17.993	2.024	1	1	PRIME
3	54	1.926	18.000	1.926	1	1	PRIME
4	178	1.199	18.000	1.199	1	1	PRIME
5	58	1.456	18.000	1.456	1	1	PRIME

In addition, in creating the tables below the following assumptions were made:

•	payments are made in accordance with the description set forth under “Description of the Notes,”
•	payments on the Notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in September 2005,

•	no extension past the scheduled maturity date of a HELOC is made,
•	no delinquencies or defaults occur,
•	the HELOCs pay on the basis of a 30-day month and a 360-day year,
•	no Rapid Amortization Event occurs,
•	the Closing Date is September 9, 2005,
•	the prime rate index with respect to the HELOCs remains constant at 6.25%, and One-Month LIBOR remains constant at 3.65%,
•	the Policy premium rate is as described in the Policy;
•	there are no initial or subsequent periodic rate caps;
•	the Constant Draw Rate is 12%; and
•	the balance of the Class S Certificates is equal to zero.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated principal balance outstanding over time and the weighted average life of the Offered Notes.

Subject to the foregoing discussion and assumptions, the following table indicates the weighted average lives of the Offered Notes and sets forth the percentages of the initial stated principal balances of the Offered Notes that would be outstanding after each of the payment dates shown at various percentages of the CPR and Constant Draw Rates.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class A-1 Notes and Class A-2 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
August 25, 2006	89	74	60	46	31
August 25, 2007	78	54	33	15	*
August 25, 2008	69	38	14	0	0
August 25, 2009	60	30	14	0	0
August 25, 2010	50	23	11	0	0
August 25, 2011	34	16	6	0	0
August 25, 2012	27	11	4	0	0
August 25, 2013	20	7	2	0	0
August 25, 2014	16	5	1	0	0
August 25, 2015	12	3	1	0	0
August 25, 2016	9	2	*	0	0
August 25, 2017	7	1	0	0	0
August 25, 2018	5	1	0	0	0
August 25, 2019	4	*	0	0	0
August 25, 2020	3	*	0	0	0
August 25, 2021	2	0	0	0	0
August 25, 2022	2	0	0	0	0
August 25, 2023	1	0	0	0	0
August 25, 2024	1	0	0	0	0
August 25, 2025	*	0	0	0	0
August 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	5.37	3.13	1.93	1.05	0.75
Weighted Average Life (in years)(1)(2)	5.13	2.95	1.80	1.05	0.75

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class M-1 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
August 25, 2006	100	100	100	100	100
August 25, 2007	100	100	100	100	100
August 25, 2008	100	100	100	86	32
August 25, 2009	100	81	54	58	23
August 25, 2010	100	63	29	33	9
August 25, 2011	94	42	17	14	2
August 25, 2012	72	29	9	5	0
August 25, 2013	55	19	4	1	0
August 25, 2014	42	13	1	0	0
August 25, 2015	32	8	0	0	0
August 25, 2016	24	4	0	0	0
August 25, 2017	18	2	0	0	0
August 25, 2018	14	*	0	0	0
August 25, 2019	10	0	0	0	0
August 25, 2020	7	0	0	0	0
August 25, 2021	4	0	0	0	0
August 25, 2022	2	0	0	0	0
August 25, 2023	1	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	9.28	6.10	4.62	4.54	3.13
Weighted Average Life (in years)(1)(2)	8.72	5.70	4.33	3.77	2.58

*	Indicates a number that is greater than zero but less than 0.5%.

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class M-2 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
August 25, 2006	100	100	100	100	100
August 25, 2007	100	100	100	100	100
August 25, 2008	100	100	100	100	100
August 25, 2009	100	81	44	21	0
August 25, 2010	100	63	29	1	0
August 25, 2011	94	42	17	0	0
August 25, 2012	72	29	0	0	0
August 25, 2013	55	19	0	0	0
August 25, 2014	42	5	0	0	0
August 25, 2015	32	0	0	0	0
August 25, 2016	24	0	0	0	0
August 25, 2017	18	0	0	0	0
August 25, 2018	9	0	0	0	0
August 25, 2019	0	0	0	0	0
August 25, 2020	0	0	0	0	0
August 25, 2021	0	0	0	0	0
August 25, 2022	0	0	0	0	0
August 25, 2023	0	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.99	5.88	4.24	3.60	3.54
Weighted Average Life (in years)(1)(2)	8.72	5.70	4.10	3.47	2.88

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Percent of the Initial Class Note Principal Balance

at the Respective Percentages of CPR

	Class B-1 Notes
Payment Date	20%	30%	40%	50%	60%
Initial Percentage	100	100	100	100	100
August 25, 2006	100	100	100	100	100
August 25, 2007	100	100	100	100	100
August 25, 2008	100	100	100	100	100
August 25, 2009	100	81	44	21	0
August 25, 2010	100	63	29	0	0
August 25, 2011	94	42	7	0	0
August 25, 2012	72	29	0	0	0
August 25, 2013	55	17	0	0	0
August 25, 2014	42	0	0	0	0
August 25, 2015	32	0	0	0	0
August 25, 2016	24	0	0	0	0
August 25, 2017	13	0	0	0	0
August 25, 2018	0	0	0	0	0
August 25, 2019	0	0	0	0	0
August 25, 2020	0	0	0	0	0
August 25, 2021	0	0	0	0	0
August 25, 2022	0	0	0	0	0
August 25, 2023	0	0	0	0	0
August 25, 2024	0	0	0	0	0
August 25, 2025	0	0	0	0	0
August 25, 2026	0	0	0	0	0
Weighted Average Life (in years)(1)	8.84	5.78	4.16	3.49	3.36
Weighted Average Life (in years)(1)(2)	8.72	5.70	4.10	3.43	2.88

(1)

The weighted average life of the Offered Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related payment date, (ii) adding the results, and (iii) dividing the sum by the initial respective Note Principal Balance for such class of Offered Notes.

(2)	To the first possible optional termination date.

Additional Information

The Depositor intends to file certain additional yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

USE OF PROCEEDS

The Depositor will apply the net proceeds of the sale of the Offered Notes against the purchase price of the HELOCs.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the reserve fund) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes. Upon the issuance of the Offered Notes, Thacher Proffitt & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture, for federal income tax purposes, each REMIC elected by the trust will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the “Code”).

For federal income tax purposes, (i) the Residual Certificates will each represent the sole class of “residual interests” in the related REMIC elected by the trust and (ii) the Notes (exclusive of any right of the holder of any Offered Notes and Class B-2 Notes to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount) and the Class E Certificates will represent the “regular interests” in, and be treated as debt instruments of, a REMIC. See “Material Federal Income Tax Considerations” in the prospectus.

For federal income tax purposes, a beneficial owner of an Offered Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount. The treatment of amounts received by a holder of an Offered Note under such holder’s right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of an Offered Note must allocate its purchase price for the Offered Note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust intends to treat payments made to the holders of the Offered Notes in respect of the Net WAC Cap Rate Carryover Amount as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The original issue discount (“OID”) regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount may have more than a de minimis value. Under the REMIC regulations, the trust is required to account for the REMIC regular interest and the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount as discrete property rights. It is possible that the right to receive payments from the reserve fund in respect of the

Net WAC Cap Rate Carryover Amount could be treated as a partnership among the holders of the Offered Notes and the Class E Certificates, in which case holders of such Notes potentially would be subject to different timing of income and foreign holders of such Notes could be subject to withholding in respect of payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount. Holders of the Offered Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Notes. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Notes will be unable to use the integration method provided for under such regulations with respect to those Notes. If the trust’s treatment of payments of the Net WAC Cap Rate Carryover Amount is respected, ownership of the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Upon the sale of an Offered Note, the amount of the sale allocated to the selling holder’s right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to the related Offered Note. A holder of an Offered Note will have gain or loss from such a termination of the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

For federal income tax reporting purposes, the Class B-1 Notes will, and the other classes of Offered Notes will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the HELOCs will prepay at the applicable CPR. No representation is made that the HELOCs will prepay at such rate or at any other rate. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

Certain of the Offered Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of an Offered Note will be treated as holding such Offered Note with amortizable bond premium will depend on such Noteholder’s purchase price and the payments remaining to be made on such Note at the time of its acquisition by such Noteholder. Holders of such Notes should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus.

With respect to the Offered Notes, this paragraph is relevant to such Notes exclusive of the rights of the holders of the Offered Notes to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount. The Offered Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code and “real estate assets” under Section 856(c)(4)(A) of the Code, generally in the same proportion that the assets in the trust would be so treated. In addition, interest on the Offered Notes will be treated as “interest on obligations secured by mortgages on real property” under Section

856(c)(3)(B) of the Code, generally to the extent that the Offered Notes are treated as “real estate assets” under Section 856(c)(4)(A) of the Code. The Offered Notes will also be treated as “qualified mortgages” under Section 860G(a)(3) of the Code. However, the right of each Offered Note to receive payments from the reserve fund in respect of the Net WAC Cap Rate Carryover Amount will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected under the Indenture, such tax will be borne (i) by the Securities Administrator, if the Securities Administrator has breached its obligations with respect to REMIC compliance under the Indenture and (ii) otherwise by the trust, with a resulting reduction in amounts otherwise payable to the holders of the Notes.

The responsibility for filing annual federal information returns and other reports will be borne by the Securities Administrator.

For further information regarding the federal income tax consequences of investing in the Offered Notes, see “Material Federal Income Tax Considerations” in the prospectus.

STATE AND OTHER TAXES

None of the Depositor, the Master Servicer, the Securities Administrator or the Indenture Trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the Offered Notes under the tax laws of any state or other jurisdiction. Investors considering an investment in the Offered Notes should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Notes.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to Title I of ERISA (“ERISA Plans”) and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts, in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code, individual retirement accounts described in Section 408 of the Code, Archer MSAs described in Section 220(d) of the Code and education individual retirement accounts described in Section 530 of the Code and certain other entities (referred to in this prospectus supplement as Tax Favored Plans). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively referred to in this prospectus supplement as Plans) and persons who have certain specified relationships to such Plans (so-called “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of Code), unless a statutory or administrative exemption is available with respect to any such transaction.

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), plans maintained outside the United States primarily for the benefit of persons substantially all of whom are non-resident aliens as described in Section 4(b)(4) of ERISA and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the offered notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an offered note, if the assets of the Issuer are deemed to be assets of the Plan. Under the DOL Regulations, generally, when a Plan makes an investment in an equity interest in another entity (such as the Issuer), the underlying assets of that entity may be considered Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan’s assets will include both an equity interest and an undivided interest in each asset of an entity in which it makes an equity investment, unless certain exemptions apply as described in the prospectus, which exemptions are not expected to apply to the offered notes. Under the DOL Regulations, the term “equity interest” means any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features.

Although it is not free from doubt, the Issuer anticipates that, as of the date hereof, the Offered Notes should be treated as indebtedness without significant equity features for the purposes of the DOL Regulations as of the date hereof.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan and any person who provides investment advice with respect to such assets for a fee is a fiduciary of such Plan. As a result of the DOL Regulations, a Plan’s investment in the Offered Notes may cause the HELOCs and other assets of the trust estate to be deemed Plan Assets. If this is the case, any party exercising management or discretionary control with respect to such assets may be deemed a Plan fiduciary and will therefore be subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code with respect thereto. The Issuer, the Depositor, the Underwriters, the Indenture Trustee, the Note Insurer, any other provider of credit support, a holder of the Certificates or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Therefore, the acquisition or holding of the Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code unless one or more statutory or administrative exemptions is available.

Because the Issuer, the Depositor, the Underwriter, the Indenture Trustee, the Note Insurer, any other provider of credit support, a holder of the Certificates or any of their affiliates may receive certain benefits in connection with the sale of the Offered Notes, the purchase of Offered Notes using Plan Assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Whether or not the HELOCs and other assets of the trust estate were deemed to include Plan Assets, prior to making an investment in the Offered Notes, prospective Plan investors should determine whether the Issuer, the Depositor, the Underwriters, the Indenture Trustee, the Note Insurer, any other provider of credit support, a holder of the Certificates or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions. The DOL has granted certain class exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code and which are described in the prospectus. There can be no assurance that any DOL exemption will apply with respect to any particular Plan investment in the Offered Notes or, even if all of the conditions specified therein were satisfied, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Offered Notes by an insurance company general account, Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for certain transactions involving an insurance company general account.

As mentioned above, although it is not free from doubt, the Issuer anticipates that the Offered Notes should be treated as indebtedness without substantial equity features for the purposes of the DOL Regulations as of the date hereof. In addition, although it is not free from doubt, the Issuer believes that, so long as the Offered Notes retain a rating of at least investment grade, the Offered Notes should continue to be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is, however, increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, a subsequent transferee of the Offered Notes or any interest therein who is a Plan trustee or one who is acting on behalf of a Plan, or using Plan Assets to effect such transfer, is required to provide written confirmation (or in the case of any Offered Note transferred in book-entry form, will be deemed to have confirmed) that at the time of such transfer (i) the Offered Notes are rated at least investment grade, (ii) such transferee believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes and (iii) the acquisition and holding of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. Alternatively, regardless of the rating of the Offered Notes, a prospective transferee of the Offered Notes or any interest therein who is a Plan trustee or is acting on behalf of a Plan, or using Plan Assets to effect such transfer, may provide the Securities Administrator an opinion of counsel satisfactory to the Securities Administrator and for the benefit of the Indenture Trustee, the Issuer, the Note Insurer and the Depositor, which opinion will not be at the expense of the Trust, the Issuer, the Depositor, the Note Insurer, the Indenture Trustee or the Securities Administrator, that the purchase, holding and transfer of the Offered Notes or interests therein is permissible under ERISA or Section 4975 of the Code, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trust, the Issuer, the Indenture Trustee, the Depositor, the Note Insurer or the Securities Administrator, to any obligation in addition to those undertaken in the Sales and Servicing Agreement, the Trust Agreement and the Indenture.

Any prospective Plan investor considering whether to invest in the Offered Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. In addition, any Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase Offered Notes on behalf of a Plan.

The sale of any of the Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriters that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Bear, Stearns & Co. Inc., as the underwriter, the Depositor has agreed to sell the Offered Notes to the underwriter, and the underwriter has agreed to purchase the Offered Notes from the Depositor. Distribution of the Offered Notes will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Notes, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. It is expected that the proceeds to the Depositor from the sale of the Offered Notes will be approximately $337,125,000 before deducting issuance expenses payable by the Depositor, estimated to be $530,000.

The Depositor has been advised by the underwriter that it intends to make a market in the Offered Notes, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Notes, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Noteholders.

The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the Depositor and the Seller.

LEGAL MATTERS

The validity of the Notes, including certain federal income tax consequences with respect hereto, will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the Seller and Bear, Stearns & Co. Inc.

EXPERTS

The financial statements of Assured Guaranty Corp. incorporated in this prospectus supplement by reference to Exhibit 99.1 in Assured Guaranty Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

RATINGS

It is a condition of the issuance of the Offered Notes that each class of Offered Notes be assigned at least the ratings designated below by Standard & Poor’s, Moody’s and Fitch.

Ratings
Class	Standard & Poor’s	Moody’s	Fitch
A-1	AAA	Aaa	AAA
A-2	AAA	Aaa	AAA
M-1	AAA	Aa1	AAA
M-2	BBB-	Baa3	BBB
B-1	BB+	Ba1	BBB-

The security ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Standard & Poor’s, Moody’s and Fitch do not address the likelihood of the receipt of any amounts in respect of Net WAC Cap Rate Carryover Amounts or any interest shortfalls resulting from the application of the Relief Act.

The ratings assigned to the Class M-1 Notes will depend primarily upon the creditworthiness of the Note Insurer. Any reduction in a rating assigned to the financial strength of the Note Insurer below the ratings initially assigned to the Class M-1 Notes may result in a reduction of one or more of the ratings assigned to the Class M-1 Notes. Any downward revision or withdrawal of any of the ratings assigned to the Class M-1 Notes may have an adverse effect on the market price of the Class M-1 Notes. The Note Insurer does not guaranty the market price of the Class M-1 Notes nor does it guaranty that the ratings on the Class M-1 Notes will not be revised or withdrawn.

The ratings on the Class A-1 Notes is based primarily on the structure of and the credit characteristics of the HELOCs, and not upon the financial strength rating of the Note Insurer. The rating of the Note Insurer is “AAA” by Standard & Poor’s, “Aa1” by Moody’s and “AAA” by Fitch Ratings, which is lower, in the case of Moody’s, than the initial ratings of the Class A-1 Notes of “Aaa” by Moody’s. If delinquencies and losses on the HELOCs are higher than expected, the ratings of the Class A-1 Notes may be reduced to the financial strength ratings of the Note Insurer.

The Depositor has not requested ratings of the Offered Notes by any rating agency other than Standard & Poor’s, Moody’s and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the rating agencies.

LEGAL INVESTMENT

The Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Offered Notes, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Offered Notes.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all Depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a Depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Notes. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of Depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Notes would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The Depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

INDEX OF DEFINED TERMS

1998 Policy Statement

60 Day Plus Delinquency Percentage

AGL

Available Principal Payment Amount

Certificate Principal Balance

Certificates

Charged-Off HELOC

Charge-Off Amount

Citibank, N.A

Class A Notes

Class A Principal Payment Amount

Class B Notes

Class B-1 Principal Payment Amount

Class B-2 Principal Payment Amount

Class B-3 Principal Payment Amount

Class B-4 Principal Payment Amount

Class M Notes

Class M-1 Principal Payment Amount

Class M-2 Principal Payment Amount

Class S Floating Allocation Percentage

Class S Principal Payment Amount

Clearstream

Code

Collection Period

Constant Draw Rate

CPR

CSSF

Cumulative Charge-Off Percentage

Current Interest

Current Specified Enhancement Percentage

Custodial Agreements

Custodian

Cut-off Date

Deficiency Amount

Disqualified Persons

Draw

Draw Period

DTC

equity interest

ERISA Plans

Euroclear

Excess Overcollateralization Amount

Expense Adjusted Mortgage Rate

Expense Fee Rate

Extraordinary Trust Fund Expenses

Extraordinary Trust Fund Expenses Cap

EZ Documentation

Financial Intermediary

Fiscal Quarter

Fitch

Floating Allocation Percentage

Formula Rate

GMACM

GreenPoint

HELOCs

Insurance Agreement

Insured Notes

Interest Collection Amount

Invested Amount

LaSalle

Managed Amortization Period

Margin

Master Servicer Collection Account

Moody’s

NCUA

Net WAC Cap Rate

Net WAC Cap Rate Carryover Amount

NFB

No Employment/Income Documentation

No Ratio Documentation

Note Insurer

Note Interest Rate

Note Principal Balance

Noteholders

Notes

Notional Principal Contract Regulations

Offered Notes

Optional Termination Date

OTS

Overcollateralization Amount

Overcollateralization Floor

Overcollateralization Increase Amount

Overcollateralization Reduction Amount

Overcollateralization Target Amount

Parties in Interest

Payment Account

Policy

Prepayment Assumption

Principal Collection Amount

Rapid Amortization Event

Rapid Amortization Period

Rapid Amortization Trigger Event

Recoveries

Relief Act

Relief Act Shortfall

REMIC

REO Property

Residual Certificates

Rules

Seller’s Certificate Pro Rata Test

Servicer

Servicing Agreement

Standard & Poor’s

Stated Principal Balance

Stepdown Date

Subsequent Recoveries

Trigger Event

Trust Agreement

Unpaid Interest Shortfall Amount

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX

DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Mortgage-Backed Notes, Series 2005-GP1, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Master Servicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of note interest certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•

borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant’s account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•	each clearing system, bank or other institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
•

Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•

Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer’s Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;
•

a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or
•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

Schedule A

Mortgage Loan Statistical Data

The following information sets forth in tablular format certain information, as of the cut-off date, about the HELOCs, as applicable, in the aggregate. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal.

Original Stated Principal Balance of the HELOCs

Original Stated Principal Balance	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
10,000 - 19,999	603	$8,398,777.10	2.43
20,000 - 29,999	837	19,787,547.99	5.72
30,000 - 39,999	762	24,843,539.69	7.18
40,000 - 49,999	652	27,279,033.49	7.88
50,000 - 59,999	611	28,817,258.19	8.33
60,000 - 69,999	428	24,898,198.29	7.20
70,000 - 79,999	383	25,196,903.69	7.28
80,000 - 89,999	257	18,836,074.70	5.44
90,000 - 99,999	237	19,274,092.56	5.57
100,000 - 109,999	360	28,190,321.21	8.15
110,000 - 119,999	118	12,547,995.61	3.63
120,000 - 129,999	111	11,982,398.02	3.46
130,000 - 139,999	77	9,176,951.77	2.65
140,000 - 149,999	61	7,249,738.90	2.10
150,000 - 159,999	100	11,872,756.30	3.43
160,000 - 169,999	47	6,532,860.72	1.89
170,000 - 179,999	34	4,510,712.39	1.30
180,000 - 189,999	37	5,431,003.15	1.57
190,000 - 199,999	29	4,477,790.91	1.29
200,000 - 209,999	163	21,682,311.02	6.27
210,000 - 219,999	9	1,818,381.25	0.53
220,000 - 229,999	6	1,328,515.39	0.38
230,000 - 239,999	8	1,606,762.17	0.46
240,000 - 249,999	8	1,273,184.65	0.37
250,000 - 259,999	25	4,477,794.47	1.29
260,000 - 269,999	6	1,573,384.10	0.45
270,000 - 279,999	6	1,041,981.60	0.30
280,000 - 289,999	5	1,351,438.75	0.39
290,000 - 299,999	1	299,000.00	0.09
300,000 and Greater	47	10,221,438.82	2.95
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the average Original Stated Principal Balance of the HELOCs was approximately $67,816.74.

Stated Principal Balance of the HELOCs as of the Cut-off Date

Stated Principal Balance	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0 - 9,999	358	$752,918.35	0.22%
10,000 - 19,999	661	9,912,035.45	2.86
20,000 - 29,999	884	22,175,292.61	6.41
30,000 - 39,999	788	27,369,936.14	7.91
40,000 - 49,999	679	30,391,199.08	8.78
50,000 - 59,999	551	30,063,830.37	8.69
60,000 - 69,999	405	26,117,736.78	7.55
70,000 - 79,999	348	26,064,677.77	7.53
80,000 - 89,999	238	20,094,395.17	5.81
90,000 - 99,999	224	21,368,130.30	6.18
100,000 - 109,999	216	22,299,383.39	6.45
110,000 - 119,999	120	13,775,430.18	3.98
120,000 - 129,999	102	12,755,645.88	3.69
130,000 - 139,999	72	9,670,130.69	2.80
140,000 - 149,999	55	7,984,416.82	2.31
150,000 - 159,999	65	9,929,839.24	2.87
160,000 - 169,999	32	5,239,823.03	1.51
170,000 - 179,999	26	4,537,536.90	1.31
180,000 - 189,999	33	6,049,108.41	1.75
190,000 - 199,999	44	8,656,353.71	2.50
200,000 - 209,999	49	9,827,728.61	2.84
210,000 - 219,999	11	2,371,700.64	0.69
220,000 - 229,999	5	1,120,284.37	0.32
230,000 - 239,999	7	1,640,738.72	0.47
240,000 - 249,999	10	2,448,705.64	0.71
250,000 - 259,999	10	2,528,469.23	0.73
260,000 - 269,999	8	2,101,521.10	0.61
270,000 - 279,999	5	1,378,489.44	0.40
280,000 - 289,999	3	855,408.60	0.25
290,000 - 299,999	3	893,735.51	0.26
300,000 and Greater	16	5,603,544.77	1.62
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the average Stated Principal Balance of the HELOCs was approximately $57,395.18.

Mortgage Rates of the HELOCs

Mortgage Rates	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Less than 5.000	105	$9,321,397.02	2.69%
5.000 - 5.249	1	24,500.00	0.01
6.250 - 6.499	133	9,135,934.40	2.64
6.500 - 6.749	175	14,418,190.05	4.17
6.750 - 6.999	379	27,954,626.06	8.08
7.000 - 7.249	421	21,924,524.75	6.34
7.250 - 7.499	360	28,374,619.81	8.20
7.500 - 7.749	288	17,874,946.22	5.17
7.750 - 7.999	306	21,750,152.42	6.29
8.000 - 8.999	1,838	96,400,509.53	27.86
9.000 - 9.999	1,673	87,992,568.75	25.43
10.000 - 10.999	314	9,924,213.76	2.87
11.000 - 11.999	34	871,964.13	0.25
12.000 - 12.999	1	10,000.00	0.00
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average mortgage rate of the HELOCs was approximately 8.053% per annum.

Original Combined Loan-to-Value Ratio of the HELOCs

Original Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
00.01 - 30.00	13	$465,732.12	0.13%
30.01 - 40.00	10	370,374.23	0.11
40.01 - 45.00	15	1,235,596.94	0.36
45.01 - 50.00	21	1,660,271.38	0.48
50.01 - 55.00	21	1,470,270.22	0.42
55.01 - 60.00	40	2,334,400.24	0.67
60.01 - 65.00	52	5,156,393.16	1.49
65.01 - 70.00	94	8,031,196.67	2.32
70.01 - 75.00	136	12,467,375.30	3.60
75.01 - 80.00	397	29,599,837.25	8.56
80.01 - 85.00	329	19,113,927.16	5.52
85.01 - 90.00	3,007	146,806,070.72	42.43
90.01 - 95.00	1,101	58,520,985.88	16.91
95.01 - 100.00	792	58,745,715.63	16.98
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average original combined loan-to-value ratio of the HELOCs was approximately 88.50%.

Gross Margin of the HELOCs

Gross Margin	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0.000 - 0.249	134	$9,269,934.40	2.68%
0.250 - 0.499	177	14,732,703.33	4.26
0.500 - 0.749	387	28,989,147.07	8.38
0.750 - 0.999	433	22,473,137.57	6.50
1.000 - 1.249	374	30,219,732.84	8.73
1.250 - 1.499	297	19,053,614.89	5.51
1.500 - 1.749	317	22,991,102.93	6.65
1.750 - 1.999	357	21,131,520.13	6.11
2.000 - 2.249	350	21,994,692.75	6.36
2.250 - 2.499	505	26,336,266.95	7.61
2.500 - 2.749	659	29,269,751.95	8.46
2.750 - 2.999	427	32,955,247.38	9.53
3.000 - 3.249	479	26,486,694.42	7.66
3.250 - 3.499	575	20,083,649.14	5.80
3.500 - 3.749	207	9,181,002.99	2.65
3.750 - 3.999	133	4,317,231.08	1.25
4.000 - 4.249	80	2,906,910.35	0.84
4.250 - 4.499	82	2,064,869.03	0.60
4.500 - 4.749	20	638,973.57	0.18
4.750 - 4.999	23	587,614.13	0.17
5.000 - 5.249	6	210,650.00	0.06
5.250 - 5.749	5	73,700.00	0.02
5.750 - 5.999	1	10,000.00	0.00
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average gross margin of the adjustable rate HELOCs was approximately 1.881%.

Maximum Mortgage Rate of the HELOCs

Maximum Mortgage Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
12.000 - 12.999	4	$335,676.80	0.10%
18.000 - 18.999	6,024	345,642,470.10	99.90
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate HELOCs was approximately 17.994%.

Geographic Distribution of the HELOCs

State	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
California	2,762	$207,366,757.51	59.94%
New York	207	13,299,844.23	3.84
Florida	287	11,072,433.41	3.20
Washington	253	10,858,483.32	3.14
Nevada	231	10,434,922.46	3.02
Arizona	270	10,297,825.56	2.98
Virginia	192	9,992,384.69	2.89
Maryland	187	9,729,506.82	2.81
Illinois	186	7,928,824.69	2.29
Colorado	182	7,463,189.59	2.16
Other (Less than 2%)	1,271	47,533,974.62	13.74
TOTAL	6,028	$345,978,146.90	100.00%

Credit Score for the HELOCs

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
600 - 619	1	$99,994.59	0.03%
620 - 639	52	2,604,949.86	0.75
640 - 659	264	13,869,225.87	4.01
660 - 679	699	41,215,419.24	11.91
680 - 699	1,150	68,559,245.83	19.82
700 - 719	1,202	72,091,549.39	20.84
720 - 739	921	54,517,294.98	15.76
740 - 779	1,307	69,148,901.86	19.99
780 - 799	341	18,182,449.12	5.26
800 +	91	5,689,116.16	1.64
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average credit score of the HELOCs is approximately 716.

Debt-to-Income of the Mortgaged Properties in the HELOCs

Debt-to-Income	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0.00 - 9.99	41	$2,134,564.60	0.62%
10.00 - 19.99	219	10,670,306.43	3.08
20.00 - 29.99	1,124	58,755,577.91	16.98
30.00 - 39.99	3,305	190,163,531.98	54.96
40.00 - 44.99	1,008	64,012,113.57	18.50
45.00 - 49.99	324	19,406,732.49	5.61
50.00 - 54.99	7	835,319.92	0.24
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average debt-to-income ratio of the HELOCs is approximately 35.36%.

Property Types of the Mortgaged Properties in the HELOCs

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
2-4 Family	457	$24,638,801.96	7.12%
CO-OP	1	60,100.00	0.02
Condominium	669	32,147,606.13	9.29
PUD	1,188	65,135,169.07	18.83
Single Family	3,712	223,944,469.74	64.73
Townhouse	1	52,000.00	0.02
TOTAL	6,028	$345,978,146.90	100.00%

Occupancy Status of Mortgaged Properties in the HELOCs

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Investor	1,733	$63,540,443.24	18.37%
Owner Occupied	4,152	276,134,234.66	79.81
Second Home	143	6,303,469.00	1.82
TOTAL	6,028	$345,978,146.90	100.00%

Loan Purpose for the HELOCs

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Cash Out Refinance	2,612	$167,463,857.49	48.40%
Purchase	3,149	167,124,009.37	48.30
Rate/Term Refinance	267	11,390,280.04	3.29
TOTAL	6,028	$345,978,146.90	100.00%

Original Term of the HELOCs

Original Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
180 - 239	5,113	$289,514,531.51	83.68%
240 - 299	2	110,500.00	0.03
300 - 359	913	56,353,115.39	16.29
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the HELOCs was approximately 200 months.

Remaining Term to Stated Maturity for the HELOCs

Remaining Term to Stated Maturity (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0 - 179	5,112	$289,473,031.51	83.67%
180 - 239	3	152,000.00	0.04
240 - 299	913	56,353,115.39	16.29
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average remaining months to scheduled maturity of the HELOCs was approximately 198 months.

Original Draw Term for the HELOCs

Original Draw Term	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
15 YEARS	913	$56,353,115.39	16.29%
5 YEARS	5,115	289,625,031.51	83.71
TOTAL	6,028	$345,978,146.90	100.00%

Remaining Draw Term for the HELOCs

Remaining Draw Term	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0 - 59	5,114	$289,583,531.51	83.70%
60 - 119	1	41,500.00	0.01
120 - 179	913	56,353,115.39	16.29
TOTAL	6,028	$345,978,146.90	100.00%

Utilization Rate of the HELOCs

Utilization Rate	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
0.00 - 9.99	309	$364,721.00	0.11%
10.00 - 19.99	46	964,756.36	0.28
20.00 - 29.99	75	2,150,306.93	0.62
30.00 - 39.99	91	3,336,933.75	0.96
40.00 - 49.99	75	3,557,077.55	1.03
50.00 - 59.99	99	5,767,512.76	1.67
60.00 - 69.99	91	6,360,160.41	1.84
70.00 - 79.99	126	9,163,362.53	2.65
80.00 - 84.99	62	4,760,471.54	1.38
85.00 - 89.99	62	5,832,138.45	1.69
90.00 - 94.99	80	6,868,822.03	1.99
95.00 - 99.99	1,230	72,885,297.81	21.07
100.00 and Greater	3,682	223,966,585.78	64.73
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average credit utilization rate of the HELOCs weighted by the credit limit was approximately 84.63%.

Documentation Type of the HELOCs

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
Full/Alternative	1,338	$61,122,172.37	17.67%
No Ratio	14	1,130,032.26	0.33
Stated Income	4,512	275,024,379.66	79.49
Stated/Stated	164	8,701,562.61	2.52
TOTAL	6,028	$345,978,146.90	100.00%

Junior Mortgage Ratio of the HELOCs

Junior Mortgage Ratio (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Pool
N/A	4	$447,596.80	0.13%
0.01 - 30.00	5,577	302,512,100.76	87.44
30.01 - 40.00	270	24,245,853.33	7.01
40.01 - 45.00	55	5,828,172.64	1.68
45.01 - 50.00	49	5,595,312.93	1.62
50.01 - 55.00	22	2,082,216.25	0.60
55.01 - 60.00	18	2,176,586.83	0.63
60.01 and Greater	33	3,090,307.36	0.89
TOTAL	6,028	$345,978,146.90	100.00%

As of the cut-off date, the weighted average junior mortgage ratio of the HELOCs was approximately 20.07%.

PROSPECTUS

Mortgage-Backed/Asset-Backed Securities (Issuable in Series)

Bear Stearns Asset Backed Securities I LLC

Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related trust fund or debt obligations secured by assets of the related trust fund.

•             Each series of securities will consist of one or more classes of mortgage-backed or asset-backed certificates or notes.

•             Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the trust assets.

•             A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive distributions of principal, interest or both prior to other classes or before or after specified events.

•             No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

Consider carefully the risk factors beginning on page 4 of this prospectus.

The securities represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

The Trust Fund and Its Assets

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

•	mortgage loans secured by senior or junior liens on one- to four-family residential properties;
•	closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;
•

home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

•	installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;
•	mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and
•	private label mortgage-backed or asset-backed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

June 24, 2005

Important Notice About Information in This Prospectus

and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and
•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

Each prospectus supplement generally will include the following information with respect to the related series of securities:

•	the principal amount, interest rate and authorized denominations of each class of securities;
•

information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

•

information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

•	the terms of any credit enhancement with respect to particular classes of the securities;
•	information concerning other trust fund assets, including any reserve fund;
•	the final scheduled distribution date for each class of securities;
•	the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;
•	information about any REMIC tax elections for some or all of the trust fund assets; and
•	particulars of the plan of distribution for the securities.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information by Reference” in this prospectus.

Risk Factors

You should consider carefully the following information, together with the information set forth under “Risk Factors” in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

No market will exist for the securities before they are issued. In addition, we cannot give you any assurance that a resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

Only the assets of the related trust fund are available to pay your securities

The securities of each series will be payable solely from the assets of the related trust fund, including any applicable credit enhancement, and will not have a claim against the assets of any other trust. In the case of securities that are in the form of notes, the related indenture will require that noteholders proceed only against the assets of the related trust fund. We cannot give you any assurance that the market value of the assets in any trust fund will be equal to or greater than the total principal amount of the related securities then outstanding, plus accrued interest. Moreover, if the assets of a trust fund are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

In addition, at the times specified in the related prospectus supplement, assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

• all payments then due on the related securities have been made, and • any other payments specified in the related prospectus supplement have been made.
Once released, such assets will no longer be available to make payments to securityholders.

You will have no recourse against the depositor or any other person if any required distribution on the securities is not made or for any other default. The only obligations of the depositor with respect to a trust fund or the related securities would result from a breach of the representations and warranties that the depositor may make concerning the trust assets. However, because of the depositor’s very limited assets, even if the depositor should be required to repurchase a loan from a particular trust fund because of the breach of a representation or warranty, its sole source of funds for the repurchase would be:

• funds obtained from enforcing any similar obligation of the originator of the loan, or • monies from any reserve fund established to pay for loan repurchases.
Credit enhancement may be insufficient to provide against particular risks

Although credit enhancement is intended to reduce the effect of delinquent payments or loan losses on particular classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

Principal payments on the loans may adversely affect the average life of, and rate of return on, your securities

You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

• the extent of prepayments on the underlying loans in the trust fund or, if the trust fund contains underlying securities, on the loans backing the underlying securities;
• how payments of principal are allocated among the classes of securities of that series as specified in the related prospectus supplement;
• if any party has an option to terminate the related trust early, the effect of the exercise of the option;

• the rate and timing of defaults and losses on the assets in the related trust fund;
• repurchases of assets in the related trust fund as a result of material breaches of representations and warranties made by the depositor or a seller; and

•      in the case of a trust fund that contains revolving credit line loans, any provisions for non-amortization, early amortization or scheduled amortization periods described in the related prospectus supplement.

All the above factors may affect the yield to maturity of the securities.
The interest accrual period may reduce the effective yield on your securities

Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

Loans with balloon payments may increase your risk of loss

Certain underlying loans may not be fully amortizing over their terms to maturity and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower generally must be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Adjustable rate or interest only loans may be underwritten to less stringent standards than fixed rate loans

A trust fund may include adjustable rate or interest-only loans that were underwritten on the assumption that the borrowers would be able to make higher monthly payments in a relatively short period of time. In fact, however, the borrowers’ income may not be sufficient to meet their loan payments as payment amounts increase, thus increasing the risk of default.

Junior lien loans generally are riskier than senior lien loans

If the mortgage or home equity loans in a trust fund are primarily in a junior lien position, any proceeds from liquidations, insurance recoveries or condemnations must be used first to satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust’s ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A decline in property values could reduce the amount and delay the timing of recoveries on defaulted mortgage loans

The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans, together with any senior financing on the same properties, would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located;
• failure of borrowers to maintain their properties adequately; and
• natural disasters that may not be covered by hazard insurance, such as earthquakes and floods.

If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.
Some mortgaged properties may not be owner occupied

The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower’s primary residence.

Home improvement contracts and other loans may not have sufficient security

A trust fund may include home improvement contracts that are not secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans.

If a loan of this type goes into default, the trust fund will have recourse only against the borrower’s assets generally for the unsecured portion of the loan, along with the borrower’s other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower’s assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

Home improvement contracts will not be stamped

The depositor will ensure that a UCC-1 financing statement is filed that identifies as collateral the home improvement contracts included in a trust fund. However, unless the related prospectus supplement provides otherwise, the home improvement contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor or seller will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

Bankruptcy laws may result in adverse claims against trust fund assets

The federal bankruptcy code and state debtor relief laws may adversely affect the ability of the trust fund, as a secured lender, to realize upon its security. For example, in a federal bankruptcy proceeding, a lender may not foreclose on mortgaged property without the bankruptcy court’s permission. Similarly, the debtor may propose a rehabilitation plan, in the case of mortgaged property that is not his principal residence, that would reduce the amount of the lender’s secured indebtedness to the value of the property as of the commencement of the bankruptcy. As a result, the lender would be treated as a general unsecured creditor for the reduced amount, the amount of the monthly payments due on the loan could be reduced, and the interest rate and loan payment schedule could be changed.

Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.
Environmental risks may adversely affect trust fund assets

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Consumer protection laws may adversely affect trust fund assets	The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws
• require certain disclosures to the borrowers regarding the terms of the loans;

•      prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•      require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal, state or local laws that impose additional disclosure requirements and other restrictions on creditors with respect to mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Home improvement contracts may be subject to federal or state laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting the trust fund, as assignee of the creditor, to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these laws are violated, the servicer may be unable to collect all or part of the principal or interest on the loans. The trust fund also could be subject to damages and administrative enforcement.

Subordinate securities are subject to additional risk

If you invest in any class of subordinate securities, your rights as an investor to receive payments otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

Any credit support provided by financial instruments may be insufficient to protect against particular risks

As described under “Credit Enhancement—Financial Instruments” in this prospectus, a trust fund may include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC residual securities are subject to additional risk

If you invest in any class of securities that represent the “residual interest” in a real estate mortgage investment conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC’s taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

Book-entry registration may limit your ability to sell securities and delay your receipt of payments

Limit on Liquidity of Securities. Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

Limit on Ability to Transfer or Pledge. Transactions in book-entry securities can be effected only through The Depository Trust Company (DTC), its participating organizations, its indirect participants and certain banks. As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry securities since the distributions will be forwarded by the trustee to DTC for DTC to credit to the accounts of its participants. In turn, these participants will credit the distributions to your account either directly or indirectly through indirect participants.

Ratings of the securities do not address all investment risks and must be viewed with caution

Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the trust fund assets and any credit enhancement for that class and reflects the rating agency’s assessment of the likelihood that holders of the class of securities will receive the payments to which they are entitled. A rating is not an assessment of the likelihood that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the trust fund assets or any related credit enhancement, or
• an adverse change in the financial or other condition of a credit enhancement provider.

Description of the Securities

General

Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance (PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

•	all payments with respect to the primary assets for that series (see, “—The Primary Assets and Their Valuation” below), together with reinvestment income thereon;
•

amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

•	amounts available pursuant to any other credit enhancement for the series.

If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See “The Trust Funds—Collection and Distribution Accounts” in this prospectus.

The Primary Assets and Their Valuation

The primary assets of each trust fund may include one or more pools of the following:

•	Residential Loans,
•	Home Equity Loans,
•	Home Improvement Contracts,
•	Manufactured Housing Contracts,

•	Agency Securities, and
•	Private Label Securities.

When we use the term “loans” in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the “mortgaged properties.”

If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

Exchangeable Securities

Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an “ES Class”). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being “related” to one another, and related classes of exchangeable securities will be referred to as “combinations.” The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under “ERISA Considerations” and “Legal Matters” apply to exchangeable securities as well as securities.

Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

•

The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

•

The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

•

Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-1	$20,000,000	10%	ES-2	$40,000,000	5%
ES-P*	$20,000,000	0%

______________

*	Class ES-P is a principal only class and will receive no interest.

The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-3	$9,333,330	LIBOR+ 0.75%	ES-5	$11,333,330	7%
ES-4*	$2,000,000	36.16666 – (LIBOR X 4.666667)

In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-5	$20,000,000	10%	ES-P*	$20,000,000
			EX-X**	20,000,000 (notional)***	10%

______________

*	Class ES-P is a principal only class and will receive no interest.
**	Class ES-X is an interest only class and will receive no principal.
***	Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

Class	Original Principal Amount	Interest Rates	Class	Maximum Original Principal Amount	Interest Rate
ES-6	$20,000,000	7.00%	ES-X* ES-7 ES-8 ES-9 ES-10 ES-11 ES-12 ES-13 ES-14 ES-P**	$20,000,000 20,000,000 20,000,000 20,000,000 20,000,000 19,310,344 18,666,666 18,064,516 17,500,000 20,000,000	7.00% 6.00 6.25 6.50 6.75 7.25 7.50 7.75 8.00 0.00

______________

*	Class ES-X is an interest only class and will receive no principal.
**	Class ES-P is a principal only class and will receive no interest.

The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

At any given time, a number of factors will limit a securityholder’s ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee’s approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder’s notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

Payments of Interest

The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See “—Weighted Average Lives of the Securities” below.

Special Redemption

If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

Optional Redemption, Purchase or Termination

The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a “qualified liquidation” under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Lives of the Securities

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

The Trust Funds

General

The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

•	the primary assets of the trust fund;
•

amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

•	any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

•	REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and
•	the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

•	to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,
•	to issue the related securities,
•	to make payments and distributions on the securities, and
•	to perform certain related activities.

No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

The Loans

General. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. As more fully described in the related prospectus supplement, the loans may be either “conventional” loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

•	Interest may be payable at
	•	a fixed rate,
•	a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,
•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,
•	a rate that otherwise varies from time to time, or
•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the “sum of the digits” or “Rule of 78s” methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,
•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or
•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may
	•	be fixed for the life of the loan,
	•	increase over a specified period of time or
	•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

When we use the term “mortgaged property” in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term “properties” in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

Home Equity Loans. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See “Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in this prospectus.

Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

•

A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

•	A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.
•	A borrower may fail to make the required periodic payment.
•	Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

•

a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the borrower’s mailing address as reflected in the servicer’s records.

To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

Home Improvement Contracts. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a “manufactured home” as “a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.”

Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Additional Information. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower’s control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower’s first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.

The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

•	the aggregate unpaid principal balance of the loans;
•

the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any;

•	the range and average principal balance of the loans;
•	the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;
•	the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;
•	the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;
•	any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;
•	the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;
•	the geographic distribution of any mortgaged properties securing the loans;
•

for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

•	the lien priority of the loans;
•	the delinquency status and year of origination of the loans;
•	whether the loans are closed-end loans and/or revolving credit line loans; and

•	in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

Private Label Securities

General. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (i.e., private mortgage-backed asset-backed securities) that include:

•	pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or
•	collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

The Private Label Securities will previously have been

•	offered and distributed to the public pursuant to an effective registration statement, or
•

purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

The issuer of Private Label Securities will be

•	a financial institution or other entity engaged generally in the business of lending,
•	a public agency or instrumentality of a state, local or federal government, or
•	a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

Additional Information. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

•	the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

•	the maximum original term to stated maturity of the Private Label Securities,
•	the weighted average term to stated maturity of the Private Label Securities,
•	the pass-through or certificate rate or range of rates of the Private Label Securities,
•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,
•	certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;
•	the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and
•	the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

•	the payment features of the underlying loans (i.e., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),
•	the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,
•	the servicing fee or range of servicing fees with respect to the underlying loans,
•	the minimum and maximum stated maturities of the underlying loans at origination,
•	the lien priority of the underlying loans, and
•	the delinquency status and year of origination of the underlying loans.

The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

Agency Securities

Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act

of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306 (g) of the National Housing Act of 1934 provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.” In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a “fully modified pass-through” mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers’ monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

•	fixed-rate level installment conventional mortgage loans,
•	fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,
•	adjustable rate conventional mortgage loans, or
•	adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac’s Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder’s pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders’ instructions.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

Collection and Distribution Accounts

A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

•	the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,
•	all amounts received with respect to the primary assets of the related trust fund, and

•	unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker’s acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See “Material Federal Income Tax Considerations—Taxation of the REMIC” and “ERISA Considerations” in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

•	the sum of
• the amount of interest accrued on the securities of the series, and

•	if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

•	the amount of interest available from the primary assets in the trust fund.

Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

Credit Enhancement

If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor’s assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

Subordinated Securities

If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

Insurance Policies, Surety Bonds and Guaranties

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the trust fund assets;
•	paying administrative expenses; or
•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

Over-Collateralization

If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

Other Insurance Policies

If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

Pool Insurance Policy. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

•	the cost of repair or replacement of the property, and
•

upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See “Material Legal Aspects of the Loans” in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

Reserve Funds

If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

Cross-Collateralization

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

•	the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or
•	the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

Minimum Principal Payment Agreement

If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

Deposit Agreement

If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

Financial Instruments

If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

•

to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

•	to provide payments if any index rises above or falls below specified levels; or
•	to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

Servicing of Loans

General

Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

Collection Procedures; Escrow Accounts

The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

•	waive any assumption fee, late payment charge, or other charge in connection with a loan, and
•	to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

•

an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

•

an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

•	all payments in respect of principal, including prepayments, on the primary assets;
•

all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

•

all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

•	all Insurance Proceeds;
•	all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;
•	all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and
•	all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

•

to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer’s right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties (“Insurance Proceeds”)) that represent late recoveries of scheduled payments with respect to which the Advance was made;

•

to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

•

to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

•

in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

•	to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;
•

to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

•

to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

•	to clear and terminate the collection account pursuant to the related agreement.

In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

Advances and Limitations on Advances

The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and Other Servicing Procedures

Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

The standard hazard insurance policies covering properties typically will contain a “coinsurance” clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer’s liability in the event of partial loss will not exceed the greater of

•	the actual cash value (i.e., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and
•	such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

•	the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and
•	the outstanding principal balance of the related loan.

Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

Realization upon Defaulted Loans

The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

•	the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and
•	its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

Enforcement of Due-on-Sale Clauses

Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable “due-on-sale” clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer’s remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month’s interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer’s expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer’s expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

Evidence as to Compliance

If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under “The Agreements—Events of Default; Rights upon Event of Default—Pooling and Servicing Agreement; Servicing Agreement” in this prospectus.

Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

•	services similar loans in the ordinary course of its business;
•	is reasonably satisfactory to the trustee;
•	has a net worth of not less than the amount specified in the prospectus supplement;
•

would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

•

executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

No assignment will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer’s obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

The Agreements

The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

Assignment of Primary Assets

General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

Assignment of Mortgage Loans. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

Assignment of Home Improvement Contracts. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts” in this prospectus.

Assignment of Manufactured Housing Contracts. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See “Material Legal Aspects of the Loans—The Home Improvement Contracts and the Manufactured Housing Contracts.”

Loan Schedule. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

•	the original principal amount,
•	its unpaid principal balance as of the cut-off date,
•	the current interest rate,
•	the current scheduled payment of principal and interest,
•	the maturity date, if any, of the related note, and

•	if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

Assignment of Agency and Private Label Securities. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See “The Trust Funds—Private Label Securities” in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

•	the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

•

immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

•	there has been no other sale of the Agency or Private Label Securities, and
•	there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee’s receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the sum of:

•	the lesser of
• the principal balance of the primary asset, and
• the trust fund’s federal income tax basis in the primary asset;

plus

•	accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

However, the purchase price shall not be limited to the trust fund’s federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

•

it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

•	it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,
•	it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,
•	it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and
•	if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

The depositor’s only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See “Risk Factors—Only the assets of the related trust fund are available to pay your certificates” in this prospectus.

No holder of securities of a series, solely by virtue of the holder’s status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Reports to Holders

The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

•	the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;
•	the amount of interest distributed to holders of the related securities and the current interest on the securities;
•

the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

•

the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

•	the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;
•	the amount of any delinquencies with respect to payments on the related primary assets;
•	the book value of any REO property acquired by the related trust fund; and
•	other information specified in the related agreement.

In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

•	the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and
•	the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See “Servicing of Loans—Evidence as to Compliance” in this prospectus.

If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, “events of default under the pooling and servicing agreement for each series of certificates include:

•

any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

•

any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

Indenture. Unless otherwise specified in the related prospectus supplement, “events of default” under the indenture for each series of notes include:

•	a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;
•

failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•

any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and
•	any other event of default specified with respect to notes of that series.

If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

•	the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or
•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or
•

the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

The Trustees

The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

Duties of Trustees

No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustees

Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

•	if the trustee ceases to be eligible to continue as such under the related agreement, or
•	if the trustee becomes insolvent, or
•	the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

Amendment of Agreement

Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

•	to cure any ambiguity,
•	to correct any defective provisions or to correct or supplement any provision in the agreement,
•	to add to the duties of the depositor, the applicable trustee or the servicer,
•	to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,
•

to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

•	to comply with any requirements imposed by the Code.

In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

•	reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or
•

reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

Voting Rights

The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

List of Holders

Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

No agreement will provide for the holding of any annual or other meeting of holders.

Book-Entry Securities

If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered “Holders” under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.

REMIC Administrator

For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

Termination

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See “Description of the Securities—Optional Redemption, Purchase or Termination” in this prospectus.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.

Mortgages

The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as “mortgage loans.” The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee’s authority under a mortgage and the trustee’s authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender.

An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee’s rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court’s equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor’s default was neither willful nor in bad faith or the mortgagee’s action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an “owner or operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of “owner or operator” for a secured creditor who, without “participating in the management” of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender “participates in the management” of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.

A regulation promulgated by the U.S. Environmental Protection Agency (EPA) in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in Kelley ex rel State of Michigan v. Environmental Protection Agency, 15 F.3d 1100 (D.C. Cir. 1994), reh’g denied, 25 F.3d 1088, cert. denied sub nom. Am. Bankers Ass’n v. Kelley, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

•

exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

•

exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

ACA also specifies certain activities that are not considered to be “participation in management,” including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an “owner or operator,” even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor’s chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney’s fees and costs to the extent the value of the security exceeds the debt.

In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and/or be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Federal Bankruptcy Code provides priority to certain tax liens over the lender’s security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses in Mortgage Loans

Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender’s prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the “window period” under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

The Home Improvement Contracts and the Manufactured Housing Contracts

General

The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests,” each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements

A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements

So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days’ notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Security Interests in the Manufactured Homes

The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party’s lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

Consumer Protection Laws

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower’s equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Civil Relief Act

Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•

are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

•

may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

•

may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

If a borrower’s obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

The Depositor

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor’s Limited Liability Company Agreement limits the depositor’s activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

Use of Proceeds

The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

•	to purchase the primary assets of the related trust fund,
•	to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,

•	to establish any reserve funds described in the related prospectus supplement, and
•	to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

Material Federal Income Tax Considerations

General

The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

The federal income tax consequences to securityholders will vary depending on whether:

•	the securities of a series are classified as indebtedness;
•	an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;
•	the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or
•	an election is made to treat the trust fund relating to a particular series of certificates as a partnership.

The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; and
•

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

Taxation of Debt Securities

Interest and Acquisition Discount. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with “original issue discount” or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than “qualified stated interest” payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, holders may elect to accrue all de minimis OID as well as market discount under a constant yield method. See “—Election to Treat All Interest as Original Issue Discount” below.

In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (e.g., a debt security with teaser rates or interest holidays) is de minimis. In that case, the OID will be caused to be more than de minimis only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any “true” discount on such debt security (i.e., the excess of the debt security’s stated principal amount over its issue price) exceeds the de minimis amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,
•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and
•

interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security’s issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of
(a)	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and
(b)	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),
•	events that have occurred before the end of the accrual period and
•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See “—Tax Status as a Grantor Trust—Discount or Premium on Pass-Through Securities” below.

Variable Rate Debt Securities. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or
•

in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Taxation of the REMIC and its Holders

General. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as “regular interests” or “residual interests” in a REMIC, as specified in the related prospectus supplement.

Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

•	securities held by a domestic building and loan association will constitute “a regular or a residual interest in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi)

of the Code (assuming that at least 95% of the REMIC’s assets consist of cash, government securities, “loans secured by an interest in real property,” and other types of assets described in Section 7701(a)(19)(C) of the Code); and

•

securities held by a real estate investment trust will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC’s assets are qualifying assets).

If less than 95% of the REMIC’s assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC’s assets are qualifying assets.

REMIC Expenses; Single Class REMICs

As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a “single class REMIC,” however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A “single class REMIC” refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a “pass-through interest holder” (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other “miscellaneous itemized deductions” of the holder, exceed 2% of the holder’s adjusted gross income and not deductible for purposes of calculating an individual holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

•

would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

Taxation of the REMIC

General. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under “—Taxation of Owners of Residual Interest Securities”, would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

•	the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and
•	deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a REMIC residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder’s other miscellaneous itemized deductions for that year, do not exceed 2% of the holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through securities accrue OID (i.e., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See “—Taxation of Debt Securities” above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that a REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax. A REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

•	subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;
•	subject to a limited exception, the sale or other disposition of a cash flow investment;
•	the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or
•	the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

The holder of a certificate representing a REMIC residual interest will take into account the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

Limitation on Losses. The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which the loss arises. A holder’s basis in a REMIC residual interest security will initially equal the holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

Distributions. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

Sale or Exchange. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder’s adjusted basis in the residual interest security at the time of sale or exchange. A holder’s adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder’s adjusted basis in the newly acquired residual interest or similar security.

Excess Inclusions. The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income may not be offset by other deductions or losses, including net operating losses, on the holder’s federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder’s excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations. See “—Tax Treatment of Foreign Investors” below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have “significant value” within the meaning of the REMIC regulations.

In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

•	First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.
•	Second, the residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.
•	Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of

•	REMIC taxable income for the quarterly period allocable to a residual interest security,

over

•

the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See “—Restrictions on Ownership and Transfer of Residual Interest Securities” and “—Tax Treatment of Foreign Investors” below.

Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any “disqualified organization” including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in “Tax Treatment of Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

(a)	the “formula test”:

the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

(1)	the present value of any consideration given to the transferee to acquire the residual interest;
(2)	the present value of the expected future distributions on the residual interest; and
(3)	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or
(b)	the “asset test”:
(1)

at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of the transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other asset is to permit the transferee to satisfy the asset test.

(2)

the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

(3)

a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

Mark-to-Market Rules. A REMIC residual interest security cannot be marked-to-market.

Administrative Matters

The REMIC’s books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Inducement Fees

Final regulations addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

(i)

in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or

(ii)

ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

Tax Status as a Grantor Trust

General. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as “pass-through securities”. In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of “stripped securities”, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder’s tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent “reasonable” compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing the holder’s regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder’s alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

Discount or Premium on Pass-Through Securities. The holder’s purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the loan over the purchaser’s allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See “—Taxation of Debt Securities —Market Discount” and “—Premium” above.

In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

Stripped Securities. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the loan’s principal balance) or the securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

Possible Alternative Characterizations. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

•	in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;
•	the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or
•	each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

Character as Qualifying Loans. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans’ character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

•	“real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and
•	“loans secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code.

Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

Sale or Exchange

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder’s tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security’s basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of:

•

the amount that would have been includible in the holder’s income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder’s holding period, over

•	the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

Miscellaneous Tax Aspects

Backup Withholding. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to “backup withholding” with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

•	fails to furnish the applicable trustee with its taxpayer identification number;
•	furnishes the applicable trustee with an incorrect taxpayer identification number;
•	fails to report properly interest, dividends or other “reportable payments” as defined in the Code; or

•

under certain circumstances, fails to provide the applicable trustee or such holder’s securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Taxation of Classes of Exchangeable Securities

General

Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

The ES Classes will represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be “qualified mortgages” under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under “Taxation of Debt Securities” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single ES Class, an “Exchanged ES Class”, for several ES Classes, each, a “Received ES Class”, and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading “—REMICS —Foreign Investors in REMIC Certificates.”

Backup Withholding

A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading “Tax Consequences to Holders of the Notes—Backup Withholding.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Tax Treatment of Foreign Investors

Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be “effectively connected” with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

•	the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
•	the recipient is a controlled foreign corporation to which the issuer is a related person.

For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as “portfolio interest.” It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See “—Excess Inclusions” above.

Tax Characterization of the Trust Fund as a Partnership

Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund’s taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “indexed securities” or “strip notes.” Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under the OID Regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See “Taxation of Debt Securities—Election to Treat All Interest as Original Issue Discount”. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

A holder of a note that is a “short-term note” (i.e., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Foreign Holders. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a “foreign person” (i.e., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

•

is not actually or constructively a “10 percent shareholder” of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a “controlled foreign corporation” with respect to which the trust fund or the seller is a “related person” within the meaning of the Code; and

•

provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person’s name and address.

If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder’s partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under “— Tax Characterization of the Trust Fund as a Partnership,” and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be “unrelated business taxable income,” income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund’s expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust Fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund’s income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute “unrelated business taxable income” generally taxable to the holder under the Code.

An individual taxpayer’s share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

Disposition of Certificates. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees. In general, the trust fund’s taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund’s method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund’s assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder’s allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

•	the name, address and taxpayer identification number of the nominee; and
•

as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust fund.

Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder’s withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest.” As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

Reportable Transactions

Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

State and Local Tax Considerations

In addition to the U.S. federal income tax considerations described in this prospectus under “Material Federal Income Tax Considerations,” potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest”), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

Under the plan asset regulations, the term “equity” interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under “applicable local law” and which has no “substantial equity features.” If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan’s investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

•	has investment or administrative discretion with respect to such Plan assets;
•

has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

•	is an employer maintaining or contributing to such Plan.

In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become “parties in interest” with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a “party in interest” with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the “Investor Based Exemptions”) such as:

•	Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”
•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;
•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;
•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or
•	PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

There can be no assurance that any of these class exemptions will apply with respect to any particular Plan’s investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant. In general, a publicly-offered security, as defined in the plan asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

The DOL issued to Bear, Stearns & Co. Inc. (“BS&Co.”) an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

•

The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm’s-length transaction with an unrelated party.

•

The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a “designated transaction” (as defined below).

•

The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

•	The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the “restricted group”).

•

The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers’ services under the pooling and servicing agreements and reimbursement of the servicers’ reasonable expenses in connection therewith.

•	The Plan investing in the securities is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

For purposes of the underwriter exemption, a “designated transaction” means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “swap” or “swap agreement”) is a permitted trust fund asset if it: (a) is an “eligible swap” (b) is with an “eligible counterparty” (c) is purchased by a “qualified plan investor” (d) meets certain additional specific conditions which depend on whether the swap is a “ratings dependent swap” or a “non-ratings dependent swap” and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

An “eligible swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“allowable interest rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“allowable notional amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

A “qualified plan investor” is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under PTCE 84-14, (b) an “in-house asset manager” under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

In “ratings dependent swaps” (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

“Non-ratings dependent swaps” (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

•	the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;
•	the Plan is not a plan with respect to which any member of the restricted group is the “plan sponsor” (as defined in section 3(16)(B) of ERISA);
•

in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

•	a Plan’s investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and
•

immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

•	The funding limit (i.e., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.

•

All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

•

The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

•

Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

•	In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:
1.	the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or
2.

an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

•

The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

•	Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.
•	The related prospectus or prospectus supplement must describe:
1.	any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;
2.	the duration of the period of pre-funding;

3.	the percentage and/or dollar amount of the funding limit for the trust; and
4.	that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.
•

The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

•	the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,
•	the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and
•

the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Exchangeable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

Legal Matters

The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

Financial Information

A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

Incorporation of Certain Information by Reference

This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency’s assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider’s long-term debt.

The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

Legal Investment Considerations

Unless otherwise specified in the related prospectus supplement, the securities will not constitute “mortgage-related securities” within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

Plan of Distribution

The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

Glossary of Terms

Agency Securities. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Asset Value. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the product of the Asset Value percentage set forth in the related indenture multiplied by the lesser of

•

the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes and

•	the then outstanding principal balance of the primary assets.

Assumed Reinvestment Rate. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

Home Equity Loans. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

Home Improvement Contracts. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

Insurance Proceeds. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

Liquidation Proceeds. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

Manufactured Housing Contracts. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

OID Regulations. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

Private Label Securities. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

Residential Loans. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;
•

a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•

an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

$337,328,000

(Approximate)

SACO I Trust 2005-GP1

Issuer

Mortgage-Backed Notes, Series 2005-GP1

LaSalle Bank National Association

Master Servicer

Bear Stearns Asset Backed Securities I LLC

Depositor

Bear, Stearns & Co. Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2005-GP1 Mortgage-Backed Notes in any state where the offer is not permitted.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

August 31, 2005